As filed with the Commission on  July 27 , 2012.                                                                                                                                          File No. 333-179390
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1A Registration Statement under the Securities Act of 1933
(Amendment #3)

LINGAS RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	1000	99-0372219
State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code Number	I.R.S. Employee Identification Number

469 Pujols Avenue, Fort Benafacio, Manila, Philippines
Telephone:  (632) 211-6739
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies of all communication, including communication sent to agent for service, should be sent to:

American Corporate Enterprises 123 W Nye Lane, Ste. 129 Carson City, NV, 89706 Telephone: (775) 884-9380 Fax: (775) 884-9383	Lawler & Associates 4960 S. Gilbert Rd., Suite 1-111 Chandler, Arizona, 85249 Telephone: 602-466-3666 Fax: 602-633-1617
Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  □

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

 Large accelerated filer [   ]                                                      Accelerated filer [  ]     Non-accelerated filer [   ]     Small reporting company  [X]

Calculation of the Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (a) (b)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (c)
Common Stock	25,000,000	$0.002	$ 50,000.00	6.00

(a)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

(b)
There is no public market for the shares of common stock.  Our common stock is not traded on any national exchange and in accordance with Rule 457 the offering price was determined by the offering price for shares sold to subscribers by way of a private placement.

(c)	Fee calculated in accordance with Rule 457(o) of the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION:    August,  2012

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS SUMMARY

LINGAS RESOURCES, INC.

25,000,000 Shares of Common Stock
$0.002 Offering Price per Share
$50,000 Aggregate Offering Price

John Catagan Ngitew and Grace Evangelista Parinas, being our two directors and officers, are acting as an underwriter for the Offered Securities.   The shares under this Offering were sold to Mr. Ngitew and Ms. Parinas at a price of $0.001 per share and are being re-sold by them at a fixed price of $0.002 per share.   The Company will not receive any of the proceeds received by Mr. Ngitew or Ms. Parinas with respects to this Offering other than the original subscription proceeds by Mr. Ngitew and Ms. Parinas for the Offered Securities.

Presently our common shares are not traded or quoted on any public market or securities exchange.   Even though our Company intended to apply for quotation of its common shares on the OTC Bulletin Board (the “OTCBB”), there is a strong possibility that a market for our shares will never develop.   When and if a market for our shares occurs, the Offered Securities, being offered for sale by Mr. Ngitew and Mrs. Parinas, must be sold at the fixed price of $0.002 per share since both of our two directors and officers are acting as underwriters for this Offering.

We are an Emerging Growth Company as defined in the Jumpstart Our Business Start-ups Act.

The purchase of the securities offered through this prospectus involves a high degree of risk.   You should carefully read and consider the section of this prospectus entitled “Risk Factors” on page 6 through 12 before buying any shares of our common stock.

This Offering will terminate nine months after this prospectus is declared effective by the SEC.  None of the proceeds from the sale of stock Mr. Ngitew or Ms. Parinas will be placed in escrow, trust or similar account.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.   Any representation to the contrary is a criminal offence.

The Date of This Prospectus is:    August  , 2012

FORWARD-LOOKING STATEMENTS

This prospectus, particularly in the sections titled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” contains forward-looking statements that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “might,” “objective,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential,” or the negative of these terms or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions described under the section titled “Risk Factors” and elsewhere in this prospectus, regarding, among other things:

●	our initial attempt at exploring the Prosperidad might result in us discovering no reserves thereon;

●	our ability to successfully identify any future mineral properties of merit;

●	our ability to attract personnel who have experience in the mining industry;

●	our ability to complete in the mining industry with both big and small mining companies;

●	our ability to raise additional capital to finance our exploration programs; and

●	our ability to manage our future growth.

These risks are not exhaustive. Other sections of this prospectus may include additional factors that could adversely impact our business and financial performance. These statements reflect our current views with respect to future events and are based on assumptions and subject to risk and uncertainties. Moreover, we operate in a very competitive and rapidly-changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assume responsibility for the accuracy and completeness of the forward-looking statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement on Form S-1, of which this prospectus is a part, that we have filed with the SEC with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This summary provides an overview of all material information contained in this prospectus.  Before making a decision to purchase the shares our Selling Security Holder are offering you should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements.

As used in this prospectus, unless the context otherwise requires, "we", "us", "our", “Lingas” or "Lingas Resources " refers to Lingas Resources.  "SEC" refers to the Securities Exchange Commission.  "Securities Act" refers to the Securities Act of 1933, as amended.  "Exchange Act" refers to the Securities Exchange Act of 1934, as amended.

OUR COMPANY

Our Company was incorporated under the laws of the State of Nevada on September 14, 2010.

Our Company has offices at 469 Pujols Avenue, Fort Benafacio, Manila, Philippines and our telephone where our directors and officers can be contacted at is (632) 211-6739.

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

We shall continue to be deemed an emerging growth company until the earliest of—

(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

We are considered a start-up exploration mining company formed to explore for mineral such as gold.  Our Company has purchased a 100% interest for $5,000 in a one -7 unit claim block containing 94.5 hectares named Prosperidad Gold Mine (the “Prosperidad”).  The Prosperidad was staked by the Company and recorded with the Mineral Resource Department of the Ministry of Energy and Mineral Resources of the Government of the Philippines.   Our geologist, Alfredo Jumpay, in his report dated October 1, 2010, has recommended a two-phased mineral exploration program consisting of air photo interpretation, geological mapping, geochemical soil sampling and geophysical surveying in order to identify targets for future diamond drilling.   He  estimated Phase I would cost us $14,880, which have been paid in full, and if results were favorable, Phase II will cost us $29,695.   At the present time we do not have adequate funds to complete  Phase ll.  Even if we are successful in receiving positive results from  Phase II there is no guarantee we will be able to continue any future exploration programs due to lack of funds.

It must be borne in mind that we are an exploration company and there has been no production from the Prosperidad to date and there is a good possibility that there never will be any production.   There is no assurance that a commercially viable mineral deposit, a reserve, exists at our mineral claim or can be shown to exist until sufficient and appropriate exploration is done and a comprehensive evaluation of such work concludes economic and legal feasibility.   Such work could take many years of exploration and would require expenditure of very substantial amounts of capital, capital we do not currently have and may never be able to raise.

From the date we were incorporated, being September 14, 2010, through to May 31, 2012, we have only raised funds through a private placement with our two directors and officers in the amount of $50,000 whereby we issued 50,000,000 common shares with a par value of $0.001 per share.

The functional currency of our Company is the US dollar as we are a Nevada Corporation, and all of our cash flows, expenses, and financing are denominated in US dollars.

Our Company does not have any subsidiaries.  Our Company has no current plans, proposals or arrangement, written or otherwise, to seek a business combination with another entity.

Under this prospectus our two officers and directors (the “Selling Security Holders”), who beneficially own the shares, are selling 25,000,000 common shares in our capital stock.  Our Company is not selling any shares from its Treasury and therefore we will not receive any of the proceeds paid to our directors for selling their shares mentioned above. The shares will be sold at the fixed price of $0.002.

The Company hopes to register its stock for issuance on the Pink Sheets or the OTC Bulletin Board (the “OTCBB”), or both, but as the present time it does not trade on a security exchange or quoted on an automatic quotation system.  Once this prospectus become effective the stock will be offered for sale by the Selling Securities Holders at a price of $0.002 per shares.

A brief summary of the offering by our Selling Security Holders are as follows:

Issued and outstanding share prior to the Offering	50,000,000 shares
After to Offering by our Selling Security Holders	50,000,000 shares
Share being Offered by Our Selling Security Holders	25,000,000 shares
Offering Price	$0.002 per share
Total Offering Price	$50,000
Selling Security Holders	Two (2)
Use of Proceeds	Our Company will not receive any of the proceeds of the shares offered by the Selling Security Holders.
Underwriters	The Selling Security Holders are underwriters, within the meaning of Section 2(a) (11) of the Securities Act.
Plan of Distribution	The Selling Security Holders named in the Prospectus are making this offering at a fixed price of $0.002 per share.
No Liquidity as the date of this Prospectus	There is no public market for the shares of our Company and there may never be since we have not made an application to be traded on any security exchange or automated quotation system.

Our Company will pay the estimated offering costs which will include filing fees, accounting and audit, legal opinion fees and the printing cost of this Prospectus.   Our Selling Security Holders will not reimburse the Company from their proceeds.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 5 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

 RISK FACTORS

An investment in our common stock involves an exceptionally high degree of risk and is extremely speculative. In addition to the other information regarding Lingas contained in this prospectus, you should consider many important factors in determining whether to purchase the shares being offered. The following risk factors reflect all known potential and substantial material risks which could be involved if you decide to purchase shares in this offering.

Risks Associated with our Company:

Since our auditors have issued a going concern opinion and although our officers and directors have agreed to loan money to us, we may not be able to achieve our objectives and may have to suspend or cease exploration activity.

Our auditors have issued a going concern opinion. This means that there is doubt that we can continue as an ongoing business for the next twelve months.  If we do not raise additional capital through the issuance of treasury shares or loans to Lingas we will be unable to conduct exploration activity on the Prosperidad.  In addition, in the event we are unable to raise additional capital we will have to cease operations and go out of business.

We lack an operating history and have losses which we expect to continue into the future. As a result, we may have to suspend or cease exploration activity or cease operations.

We have not yet conducted any exploration activities.  We have not generated any revenues. We have no exploration history upon which you can evaluate the likelihood of our future success or failure.  Our net loss from inception to May 31, 2012, the date of our most recent quarterly financial statement, was $34,353.  Our ability to achieve profitability and positive cash flow in the future is dependent upon

*	our ability to discover an ore body on the Prosperidad;
*	our ability to locate a profitable mineral property other than the Prosperidad if need requires it;
*	our ability to generate revenues from the Prosperidad
*	our ability to reduce exploration costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the exploration of the Prosperidad. We cannot guarantee we will be successful in generating revenues in the future. Failure to generate revenues may cause us to go out of business.

We are governed by only two people, John C. Ngitew and Grace E. Parinas, which may lead to faulty corporate governance.

We have two directors and two executive officers who make all the decisions regarding corporate governance.  This includes their (executive) compensation, accounting overview, related party transactions and so on.  They will also have full control over matters that require Board of Directors approval. This may introduce conflicts of interest and prevent the segregation of executive duties from those that require Board of Directors’ approval.  This may lead to ineffective disclosure and accounting controls.  None compliance with laws and regulations may result in fines and penalties.  They would have the ability to take any action as they themselves review them and approve them.  They would exercise control over all matters requiring shareholder approval including significant corporate transactions.  We have not implemented various corporate governance measures nor have we adopted any independent committees as we presently do not have any independent directors.

Since substantially all of our assets, directors and officers are outside the United States it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our officers and directors.

Substantially all of our assets are located outside the United States and we do not currently maintain a permanent place of business within the United States.  We were incorporated in the State of Nevada and have an agent for service in Carson City, Nevada.  Our agent for service will accept on our behalf the service of any legal process and any demand or notice authorized by law to be served upon a corporation.  Our agent for service will not, however, accept service on behalf of any of our officers or directors.  All of our directors and officers are residents of the Philippines and neither of them have an agent for service in the United States.  Therefore, it may be difficult for investors to enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We must attract and maintain key personnel or our business will fail.

Our Company’s success depends on the acquisition of key personnel who are specialist in their area of expertise.  Unfortunately our Company will have to compete with other companies both within and outside the mining industry to recruit and retain competent employees.  These companies may be better financed, have more exploration and development properties than what our Company has. If our Company cannot maintain qualified employees to meet the needs of our anticipated growth, this could have a material adverse effect on our business and financial condition.

We were recently incorporated in the State of Nevada, have a lack an operating history and have yet to make any revenues.  If we cannot generate any profits, you may lose your entire investment.

We were a recently incorporated company in the State of Nevada and have yet to generate any revenues. No profits have been made to date and if we fail to make any then we may fail as a business and an investment in our common stock will be worth nothing.  We have no operating history and thus no way for you to measure progress or potential future success.  Success has yet to be proved. Currently, there are no operations in place to produce revenue.  We are an exploration company and have yet to find or produce sellable product. Financial losses should be expected to continue in the near future and at least until such time that we enter the production stage.  As a new business we face all the risks of a ‘start-up’ venture including unforeseen costs, expenses, problems, and management limitations and difficulties.  Since inception, we have a loss of $34,353. There is no guarantee, unfortunately, that we may ever be able to turn a profit.

International operations in the Philippines are subject to inherent risks.

Political instability, uncertainty of the economic climate, currency fluctuations, exchange controls and taxation laws may be significant in our business dealing in the Philippines. Exchange rate changes between the Philippine currency and the U.S. Dollar may also adversely affect our successful operations.

We have no known ore reserves and we cannot guarantee we will find any gold mineralization or, if we find gold mineralization, that it may be economically extracted. If we fail to find any gold mineralization or if we are unable to find gold mineralization that may be economically extracted, we will have to cease operations.

We have no known ore reserves. Even if we find gold mineralization we cannot guarantee that any gold mineralization will be of sufficient quantity so as to warrant recovery. Additionally, even if we find gold mineralization in sufficient quantity to warrant recovery, we cannot guarantee that the ore will be recoverable. Finally, even if any gold mineralization is recoverable, we cannot guarantee that this can be done at a profit. Failure to locate gold deposits in economically recoverable quantities will cause us to cease operations.

Because the probability of an individual prospect ever having reserves is extremely remote, in all probability our property does not contain any reserves, and any funds spent on exploration will be lost.

Because the probability of an individual prospect ever having reserves is extremely remote, in all probability our sole property, the Prosperidad, does not contain any reserves, and any funds spent on exploration will be lost. If we cannot raise further funds as a result, we may have to suspend or cease operations entirely which would result in the loss of your investment.

Because our officers and directors do not have technical training or experience in starting and operating an exploration company nor in managing a public company, we will have to hire qualified personnel to fulfil these functions. If we lack funds to retain such personnel, or cannot locate qualified personnel, we may have to suspend or cease exploration activity or cease operations which will result in the loss of your investment.

Because our officers and directors are inexperienced with exploring for minerals and starting, and operating a mineral exploration company, we will have to hire qualified persons to perform surveying, exploration, and excavation of our property.  Our officers and directors have no direct training or experience in these areas and as a result may not be fully aware of many of the specific requirements related to working within the industry. Their decision may not take into account standard engineering or managerial approaches which geological company to use. Consequently our exploration, earnings and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry.   Additionally, our officers and directors have no direct training or experience in managing and fulfilling the regulatory reporting obligations of a ‘public company’ like Lingas.  Unless our part time officers are willing to spend more time addressing these matters, we will have to hire professionals to undertake these filing requirements for Lingas and this will increase the overall cost of operations. As a result we may have to suspend or cease exploration activity, or cease operations altogether, which will result in the loss of your investment.

Since we are small and do not have much capital, we must limit our exploration and as a result may not find an ore body. Without an ore body, we cannot generate revenues and you will lose your investment.

The possibility of development of and production from our exploration property depends upon the results of exploration programs and/or feasibility studies and the recommendations of duly qualified professional engineers and geologists.  We are small company and do not have much capital.  We must limit our exploration activity unless and until we raise additional capital.  Any decision to expand our operations on the Prosperidad will involve the consideration and evaluation of several significant factors beyond our control.  These factors include, but are not limited to:

●	Market prices for the minerals to be produced;
●	Costs of bringing the Prosperidad into production including exploration preparation of production feasibility studies and construction of production facilities;
●	Political climate and/or governmental regulations and controls;
●	Ongoing costs of production;
●	Availability and cost of financing; and
●	Environmental compliance regulations and restraints.

These types of programs require substantial capital. Because we may have to limit our exploration, we may not find an ore body, even though our property may contain mineralized material. Without an ore body, we cannot generate revenues and you will lose your investment.

Even though our two directors and officers have agreed to contribute funds to our Company there is no assurance this will occur.

Even though our two officers and directors have agreed to contribute funds to cover any shortage of funds in order that the Company can complete Phase II there is no assurance, due to having no written agreement with our directors regarding this contribution, that they will be willing or able to provide the funds required to complete Phase II.

Neither of our two directors has visited the Prosperidad.

Our two directors have not visited the Prosperidad.  Without visiting the Prosperidad our two officers and directors do have any personal knowledge of the claim and its mineralization.  They will have to rely upon the advice of the geologists working the claim during the exploration period.

Because our officers and directors have other outside business activities and may not be in a position to devote a majority of their time to our exploration activity, our exploration activity may be sporadic which may result in periodic interruptions or suspensions of exploration.

Our officers and directors, collectively, will be devoting only approximately 25% of their time each month to the business of our Company; John Ngitew being 30 hours and Grace Parinas being 20 hours each month.  When our Company becomes a reporting company it will have to meet the various requirement of filing periodic reports with the SEC as well as overseeing the activities on the Prosperidad.  With our directors having other business interests this might restrict some of the time they could spend on the activities of our Company.  Both our exploration activities and reporting requirements might suffer.

There is no assurance our Company will have access to all the exploration supplies and materials we will need to undertake our recommend exploration program on the Prosperidad.

To date I we have not contacted any suppliers of material we will need in our exploration program.   We do not know if the equipment and supplies required will be available when we start our exploration program due to other exploration companies requiring the same equipment and supplier.   In addition, there might be shortages due to the prior use of the supplies and materials.  If we cannot find the products and equipment needed at the time, we might have to suspend our exploration plans until we do find the products and equipment we need.

No matter how much money is spent on the Prosperidad, the risk is that we might never identify a commercially viable ore reserve.

Over the coming years, we might spend considerable capital on exploring of the Prosperidad  without finding anything of value.  It is very likely the Prospertidad does not contain any reserves so any funds spent on exploration will probably be lost.  No matter how much money is spent on the Prosperidad, we might never be able to find a commercially viable ore reserve.

Even with positive results during exploration, the Prosperidad might never be put into commercial production due to inadequate tonnage, low metal prices or high extraction costs.

We might be successful, during future exploration programs, in identifying a source of minerals of good grade but not in the quantity, the tonnage, required to make commercial production feasible.  If the cost of extracting any minerals that might be found on the Prosperidad is in excess of the selling price of such minerals, we would not be able to develop the claim.  Accordingly even if ore reserves were found on the Prosperidad, without sufficient tonnage we would still not be able to economically extract the minerals from the claim in which case we would have to abandon the Prosperidad and seek another mineral property to develop, or cease operations altogether.

Even if our property were found to contain a deposit, since we have not put a mineral deposit into production before, we will have to acquire outside expertise. If we are unable to acquire such expertise we may be unable to put our property into production and you may lose your investment.

We have no experience in placing mineral deposit properties into production, and our ability to do so will be dependent upon using the services of appropriately experienced personnel or entering into agreements with other major resource companies that can provide such expertise. There can be no assurance that we will have available to us the necessary expertise when and if we place a mineral deposit into production.

 Mineral exploration and development activities are inherently risky and we may be exposed to environmental liabilities. If such an event were to occur it may result in a loss of your investment.

The business of mineral exploration and extraction involves a high degree of risk. Few properties that are explored are ultimately developed into production.  Most exploration projects do not result in the discovery of commercially mineable deposits of ore.  The Prosperidad, our sole property, does not have a known body of commercial ore. Should our mineral claim be found to have commercial quantities of ore, we would be subject to additional risks respecting any development and production activities. Unusual or unexpected formations, formation pressures, fires, power outages, labor disruptions, flooding, explosions, cave-ins, landslides and the inability to obtain suitable or adequate machinery, equipment or labor are other risks involved in extraction operations and the conduct of exploration programs. We do not carry liability insurance with respect to our mineral exploration operations and we may become subject to liability for damage to life and property, environmental damage, cave-ins or hazards.

We are vulnerable to the change of the world gold supply, demand and prices.

Gold prices change on a world market beyond our control.  A drop in price would adversely affect our ability to generate a profit.  All our revenues would be derived from the sale of gold and possibly other precious metals.  Changes in the price of gold thus may affect profitability and impede us from being able to afford to continue operations.  Gold prices historically have fluctuated widely; price tends to be linked to a number of factors beyond our control such as: various macroeconomic factors (terrorism, political and regional events that may include such, confidence in the global monetary system, rate of inflation expectations, interest rates, US dollar and certain other currency strength); speculative or hedging activities; forward sales by producers, speculators and other holders; central bank lending; sales and purchases of gold; industrial and jewellery demand; and the current supply and demand.  These things are impossible for us to predict.  Per ounce, gold has been $384 (1995), $279 (2000), $420 (2005), $1,120 (2010), $1,834 (2011) London PM Fix Price for instance. This volatility may favour operations now but should the price drop unexpectedly some or all exploration activities may become economically unfeasible in the future.

Risks Associated with this Offering:

Our officers and directors will own a substantial amount of our common stock and will have substantial influence over our operations.

Our directors and officers currently own 50,000,000 shares of common stock representing approximately 100% of our outstanding shares.  Our directors and officers have registered for resale 25,000,000 of their shares.  Assuming that our directors and officers sell the 25,000,000 shares they have registered for resale, they will still own 25,000,000 shares of common stock representing 50% of our outstanding shares.  As a result, our directors and officers will have the potential to continue to exercise influence over our operations. This concentration of ownership may also have the effect of delaying or preventing a change in control.

Without a public market there is no liquidity for our shares and our shareholders may never be able to sell their shares that would result in a total loss of their investment.

Our common shares are not listed on any exchange or quotation system.  There is no market for our shares.   Consequently, our shareholders will not be able to sell their shares in an organized market place unless they sell their shares privately.  If this happens, our shareholders might not receive a price per share which they might have received had there been a public market for our shares.   Once this registration statement becomes effective, it is our intention to apply for a quotation on the OTCBB whereby:

●	We will have to be sponsored by a participating market maker who will file a Form 211 on our behalf since we will not have direct access to the FINRA personnel; and
●	We will not be quoted on the OTCBB unless we are current in our periodic reports filed with the SEC.

From the date of this prospectus, we estimate that it will take us between eighteen to twenty four weeks to be approved for a quotation on the OTCBB.  However, we cannot be sure we will be able to obtain a participating market maker or be approved for a quotation on the OTCBB, in which case, there will be no liquidity for the shares of our shareholders.

Even if a market develops for our shares our shares may be thinly traded, with wide share price fluctuations, low share prices and minimal liquidity.

If a market for our shares develops, the share price may be volatile with wide fluctuations in response to several factors, including:

●	Potential investors’ anticipated feeling regarding our results of operations;
●	Increased competition and/or variations in mineral prices;
●	Our ability or inability to generate future revenues; and
●	Market perception of the future of the mineral exploration industry.

In addition, if our shares are quoted on the OTCBB, our share price may be impacted by factors that are unrelated or disproportionate to our operating performance.  Our share price might be affected by general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations.  In addition, even if our stock is approved for quotation by a market maker through the OTCBB, stocks traded over this quotation system are usually thinly traded, highly volatile and not followed by analysts.  These factors, which are not under our control, may have a material effect on our share price.

We anticipate the need to sell additional treasury share in the future meaning that there will be a dilution to our shareholders resulting in their percentage ownership in the Company being reduced accordingly.

We may seek additional funds through the sale of our common stock.  This will result in a dilution effect to our shareholders whereby their percentage ownership interest in the Company is reduced.  The magnitude of this dilution effect will be determined by the number of shares we will have to issue in the future to obtain the funds required.

 Since our securities are subject to penny stock rules, you may have difficulty reselling your shares.

Our shares are "penny stocks" and are covered by Section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell the Company's securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder's ability to dispose of his stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the underwriters, Mr. John Ngitew and Ms. Grace Parinas (“Selling Security Holders”).  The common stock being sold through this prospectus was sold by us to both Mr. Ngitew and Ms. Parinas on September 16, 2011 at a price of $0.001 per share or $50,000 in the aggregate.

SELECTED FINANCIAL DATA

The following selected financial data should be read together with our financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this prospectus. The selected financial data in this section is not intended to replace our financial statements and the related notes. Our historical results are not necessarily indicative of our future results and our interim results are not necessarily indicative of the results that should be expected for the full fiscal year.

	Six months ended May 31, 2012	From inception, September 14, 2010, to May 31, 2012
Statement of Expense Information:

Revenue	$ -	$ -
Net Loss	(9,109)	(34,353)
Total Operating Expenses	(9,109)	(34,353)
Exploration	-	(17,380)
Impairment of mineral claim acquisition cost	-	(5,000)
General and administrative	(9,109)	(11,973)

	As of May 31, 2012	As of November 30 2011
Balance Sheet Information:

Cash	$ 18,842	$ 25,942
Total Assets	18,842	25,942
Total Liabilities	(3,195)	1,186
Stockholders’ Equity	15,647	24,756

DETERMINATION OF OFFERING PRICE

The $0.002 per share offering price of our common stock was arbitrarily determined based on our internal assessment of what the market would support.  There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value.

We intend to apply to the OTCBB for quotation of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934 (the “Exchange Act”) and upon completion of this Offering.  We intend to file a registration statement under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part.  Both our Selling Security Holders are deemed to be underwriters for this Offering and must offer their shares at a fixed price of $0.002 per share even if our shares are quoted on the OTCBB prior to the termination of this Offering.

Offering Costs

This prospectus relates to our common stock shares that will be offered on a continuous basis by our Selling Security Holders beginning immediately after the registration statement’s effective date, which is included in this prospectus, and may continue for a period in excess of ninety (90) days from this effective date.  We are completing this registration statement to allow the Selling Security Holders to sell their shares.  We, the Issuer, will not receive any proceeds from the common stock sold by the Selling Security Holders in this Offering.  We will pay all expenses of this offering estimated at $17,718 as detailed below:

	Estimated expenses	Amount

●	Accounting and audit – to May 31, 2012	$ 7,812
●	Consulting fees – preparation of registration statement	5,000
●	Filing fees with the SEC – estimated	6
●	Legal	2,500
●	Miscellaneous – printing and courier	400
●	Transfer agent’s fees	2,000

	Estimated total	$ 17,718

DILUTION

The shares being registered under this registration statement have already been issued and are currently outstanding. Therefore, there will be no dilutive impact to our existing shareholders.

SELLING SECURITY HOLDERS

The following table presents information regarding our Selling Security Holders. A description of our relationship to the Selling Security Holders and how the Selling Security Holders acquired their shares to be sold in this offering is detailed in the information immediately following this table.

Shareholder	Shares before Offering (i)	Shares Offered	Shares after Offering (ii)	Percentage Before	Percentage After

John Ngitew	30,000,000	15,000,000	15,000,000	60	30

Grace Parinas	20,000,000	10,000,000	10,000,000	40	20

Total	50,000,000	25,000,000	25,000,000	100	50

Notes:
(i)	Shares issued to John Ngitew and Grace Parinas were upon payment of $0.001 per share under a private placement.
(ii)
The ownership is based on 50,000,000 shares of our common stock outstanding as of the date of this prospectus.  These shares are beneficial owned by the Selling Security Holders mentioned above and beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Shares of common stock are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.  Note that affiliates are subject to Rule 144 and Insider trading regulation – percentage computation for form purposes only.

Neither of our two Selling Security Holders are related to each other and do not serve on any other Board of Directors together other than the Board of Directors of Lingas.  Our two Selling Security Holders purchased their shares, as noted above, under a private placement at $0.001 per share for total number of shares of 50,000,000 thereby giving proceeds to our Company of $50,000.  All the shares issued to the Selling Security Holders are restricted under the applicable federal and state security laws and are being registered to give them the opportunity to sell 25,000,000 their shares.  The Company believes the above noted shareholders are the beneficial owners of all of their shares and hence have sole voting, investment power and rights over their shares.   Once the registration statement becomes effective the Selling Security Holders must offer their shares promptly and the offer must be on a continuous basis.    Lingas cannot guarantee that any of the 25,000,000 shares being offered hereunder will be sold after the registration statement is effective.

PLAN OF DISTRIBUTION

 The shares being offered for sale by the Selling Security Holders will be sold at a fixed price of $0.002 per share until amendments are made to this prospectus.

Our shares are not currently listed on the OTCBB or any other quotation system.

Our Selling Security Holders are underwriters within the meaning of Section 2(a)(11) of the Securities Act.  Any broker-dealers or agents that participate in the sale of common stock or interest therein may also be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.  The broker-dealers may receive a commission or discount from the Selling Security Holders, if any of the broker-dealer act as an agent of the purchase of said shares, from the purchaser in the amount to be negotiated price per share.  In other words, the broker-dealers may agree with the Selling Security Holders to sell a specific number of shares of common stock at a stipulated price per share.

In selling their share the Selling Security Holders can use one of the following methods:

●	the Selling Security Holder identify someone he knows and sells his shares to them;

●	having a broker-dealer solicit potential investors individually;

●	the broker-dealer himself purchases all the Selling Security Holders’ shares and acts as principal in reselling them;

●	the broker-dealer acts as agent in selling the shares in block trades but may only sell a portion of the shares being offer:

●	a distribution though an exchange in accordance with the rules of the applicable exchange;

●	if there are short sales after the effectiveness of the registration to cover such short sales;

●	an arrangement between the Selling Security Holder and the broker-dealer whereby the broker-dealer is given specific instruction to sell a certain number of shares at a price of $0.002 per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

Also our Selling Security Holders may sell their shares under Rule 144 under the Securities Act, if applicable, rather than under this prospectus.  In addition, our Selling Security Holders will be responsible for complying with the applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable of such Selling Security Holders in connection with resale of their respective share pursuant to this prospectus.  Our Selling Security Holders are aware that while they are engaged in a distribution of their shares as outlined in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended.  Regulation M precludes the Selling Security Holders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered in this prospectus.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Under our Articles of Incorporation, the total number of shares that we shall have authority to issue is 450,000,000 shares of common stock with a par value of $0.001 per share.

As of July 31, 2012, a total of 50,000,000 shares of common stock are issued and outstanding, held by two (2) registered stockholders, being our executive officers and directors. In the opinion of legal counsel the registered shares being sold pursuant to this registration statement are duly authorized, legally and validly issued, fully paid and non-assessable.  The number of shares being registered under our registration statement for re-sale is 25,000,000 common shares.

Common Stock

The following is a summary of the material rights and restrictions associated with our common stock.  This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws.

The holders of our common stock have the right to cast one vote for each share held of record on all matters submitted to a vote of the holders of our common stock, including the election of directors. Holders of our common stock do not have cumulative voting rights in the election of directors. Pursuant to the provisions of Section 78.320 of the Nevada Revised Statutes (the “NRS”) and Section 8 of our Bylaws, at least one percent of the outstanding shares of stock entitled to vote must be present, in person or by proxy, at any meeting of our stockholders in order to constitute a valid quorum for the transaction of business.  Actions taken by stockholders at a meeting in which a valid quorum is present are approved if the number of votes cast at the meeting in favor of the action exceeds the number of votes cast in opposition to the action, provided, however, that directors shall be elected by a plurality of the votes of the shares present at the meeting and entitled to vote.  Certain fundamental corporate changes such as the liquidation of all of our assets, mergers or amendments to our Articles of Incorporation require the approval of holders of a majority of the outstanding shares entitled to vote.

Holders of our common stock do not have any preemptive rights to purchase shares in any future issuances of our common stock or any other securities.  There are no redemption or sinking fund provisions applicable to our common stock.

In the event of the liquidation, dissolution or winding up of our affairs, all our assets and funds remaining after the payment of all debts and other liabilities are to be distributed, pro-rata, among the holders of our common stock.

BUSINESS

We were incorporated on September 14, 2010 pursuant to the laws of the State of Nevada.

Our address in the Philippines is at 469 Pujols Avenue, Fort Beneafacio, Manila and with our telephone number being(632) 211-6739. Our office is located in the private resident of the President of our Company and until such time as the Company can afford to rent its own facilities this arrangement will serve as our office.  To date there has been no charge for the use of this office.

Our Company is a U.S.-based precious metals exploration company with the objective of becoming a premier gold producer. The Company is currently focused on the advancement of its only mineral claim; the Prosperidad located in the Philippines.  The Company has now completed Phase I of its exploration program and the results are shown on page 28 under the heading of “Exploration Program under Phase I.2.

PROSPERIDAD CLAIM

The Prosperidad was acquired by our Company from Herandez Ventures Inc. in September 2010 for the sum of $5,000 which included a geological report.

We have acquired a 100% interest in the Prosperidad consisting of a 7 unit claim block containing approximately 94.5 hectares (approximately 250 acres).  The Prosperidad is located 55 kilometers (37.5 miles) southeast of the city of Butuea and 60 kilometers (41 miles) northeast of city of Bislig, both located in the Philippines.  We have undertaken Phase I of our exploration program but need funds to start and complete Phase II.  The directors and officers have agreed to contribute funds to cover this shortage of funds in order that the Company, if required, can complete Phase II of its exploration program.   No written agreement has been entered into.  The Company will move forward with further exploration activities once the above mentioned funds are available.  Once the funds are available, hopefully in the fall of 2012, the Board and Directors in consultation with our geologist will determine the exact date of commencement of Phase II.

Our Company has all the mineral rights relating to the Prosperidad below and above surface.

In fact, our Company is the only party having an interest in the Prosperidad and it has not entered into any agreements regarding the Claim and there are no outstanding royalties or charges of any kind.  There is a tax on any income from the Prosperidad, if the Company is able to sell minerals therefrom, in the amount of 11%.

The Prosperidad Claim can be identified in the Philippines by the following information:

Property Name:	Prosperidad Gold Claim

Certificate Number:	STBC1019947

Title Number:	BA178031

Registration Received:	September 23, 2010

Latitude:	8° 34’ 48”

Longitude:	125° 53’ 47”

Assignment Transferred From:	Hernandez Ventures Inc.

Transfer No.	129-769

Taxation Authority:	City of Butuan, Philippines

Prosperidad Gold Claim
October 1st 2010
Tandag City
Butuan City
4 inches = 55km
Prosperidad
AGUSAN DEL SUR
MINDANAO

City | Prosperidad Mine | Road

Legend

The Prosperidad in good standing until such time as it is abandoned by the Company.   When our Company obtained its licensing for its exploration work it was required to pay a fee to the Department of Energy and Natural Resources of $560.  When renewing the existing license it has 30 days to make the required payment of a similar amount and it can take upwards to 14 days to process the application.

We engaged the services of Alfredo Jumpay, Professional Geologist, to prepare a geological report on the Presperidad which was issued to us on October 1, 2010. Mr. Jumpay graduated from the University of the Far East in Manila, Philippines in 1975 with a Bachelor of Science Degree in Geology and in 1978 obtained his Master of Science degree from the same university.   He has work for the past 20 years as a geologist for such companies as Divio Resources, Hernandez Explorations and Borocay Ventures.   He is a member of the Geological Society of the Philippines and has consulted for companies around the world.

Our company has no revenue from the Prosperidad and we do not anticipate earning revenues until such time as we enter into commercial production. We are presently in the exploration stage of our business and we can provide no assurance that commercially viable mineral deposits exist on the Prosperidad, or that, if such deposits are discovered, we will be able to enter into further substantial exploration or development programs.  Further exploration is required to determine the economic and legal feasibility of the Prosperidad.

To acquire the Prosperidad the directors purchased 50,000,000 common shares at $0.001 per share to give the Company a cash position of $50,000.   These funds were used to the incorporation of the Company, purchase of the Prosperidad, engaged the services of Alfredo Jumpay, professional geologist, to prepare a geological report on the Prosperidad, obtaining a title opinion to the Prosperidad, obtaining audited financial statements and undertake Phase I of the exploration program.

Very few mineral exploration properties ever become producers whereby commercial viable mineralization is extract from the property.   Until we undertake considerable exploration on the Prosperidad our Company is considered an exploration company.

Gold Mineralization on the Prosperidad

Until we complete our Phase II exploration program we will not know if there is any gold on the Prosperidad and even when we have completed Phase II we might not have any indication as to whether there is gold on our mineral claim.  If we do not find any gold on the Prosperidad then we will have to abandon the claim which might lead us to ceasing operations.

Obtaining Mineral Properties in the Philippines

There are two methods in the Philippines in obtaining mineral properties:

1.	Direct purchase from the Department of Energy and Natural Resources; or

2.	Purchase from an existing mineral property owner.

The Company will be required to obtain an Exploration Permit when it commences its exploration work.   Normally this is obtained by the geologist assigned to undertake the exploration program.

During the exploration stage there is no requirement to obtain a bond; only when development of the Prosperidad occurs; meaning the extraction of minerals.   To ensure we have adhered to the environmental requirements the Department of Environmental and Natural Resources and Mines and Geoscience has the right to inspect and demand reclamation work on our property in the event to do not adhere to the requirements.

Additional approvals maybe required from the Department of Environmental and Natural Resources or other governmental departments depending upon the work we will be undertaking on the Prosperidad.  In the event we decided to cut trees we will require a license to cut from the applicable governmental department.  In deposing of waste, being rock and soil material removed during the development stage of the Prosperidad, we will also be required to obtain approves for this.

At the present time we do not know the amount of money which will be required to adhere to all the environmental regulations since only after the completion of Phases I and II will we have some idea of the actual costs required in the future.   Hopefully these costs will not be so prohibitive that we will have to decide to do no further work on the Prosperidad.

Competition

There are many exploration companies in the Philippines and many of them are better financed and have mineral claims where mineral showing are positive.   We are exploration the Prosperidad and will not know until the completion of Phase II whether there are minerals of merit on our claim.   These other mineral companies have more money to hire more employees than we have at the present time.  Many geologists would rather work with a company which can offer them full time employment rather than being employed for a short period of time during our exploration program.  We compete with other mineral resource exploration and development companies for the acquisition of new mineral properties.  These competitors may be able to spend greater amounts of money to acquire mineral properties of merit or on exploring their mineral properties and on developing their mineral properties. In addition, they may be able to afford greater geological expertise in the targeting and exploration of mineral properties. This competition could adversely impact our ability to finance further exploration and to achieve the financing necessary for us to develop our mineral properties.

We will also compete with other junior mineral exploration companies for financing from a limited number of investors that are prepared to make investments in junior mineral exploration companies. The presence of competing junior mineral exploration companies may impact our ability to raise additional capital in order to fund our exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the mineral properties under investigation and the price of the investment offered to investors.

Research and Development Expenditures

We have not incurred any research expenditures since our incorporation.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Geological Terms

Various geological terms used in this prospectus is defined in the following definitions.

Amphilbolite	crystallized rock formed under high temperature ranging from 450° to 700° C which contains some quartz but not in great quantities.

Anastomosing	Said to be channel pattern of a braided stream.

Andesite	A rock of fine grain and darkish color which contains some quartz and/or feldspar.

Anorthosite	A granular plutonic igneous rock composed chiefly of a soda-lime feldspar, as labradorite.

Aplite	A fine grained granite consisting chiefly of quartz and feldspar.

Argillite	An argillaceous rock, differing from shale in being metamorphosed, and from slate in having no slaty cleavage.

Assays	Examination and determination as to weight, measure, quality, etc. test.

Auriferous	Gold bearing, as ore.

Basalt	A dark-grey to black, dense to fine-grained igneous rock, consisting of basic plagioclase.

Bauxite	A aluminium hydroxide consisting of several minerals occurring in masses and earthly form.

Caldera	A large crater formed by the collapse of the central part of a volcano.

Chanrockites	A rock containing granite but composed mainly of quartz.

Chert	A hard, dense and fine grained sedimentary rock consisting of interlocking crystals of

Chrysocolla	A source of copper and an ornamental stone.

Claim	A piece of property either purchased or staked for minerals which a company owns.

Clinopyrozene	A type of rock consisting of magnesium and iron as its chief mineralization.

Cretacious Age	Of the nature of chalk or relating to chalk beds which were deposited during this period.

Crystalline	Resembling crystal; transparent.

Dolerite	A loosely dark igneous rock with course basalt.

Dynamothermal	A rock which has been formed under pressure and extreme heat.

Extrusive	Forced out at the surface; effusive or volcanic.

Fault	A break in the continuity of a rock bed.

Feldspar	Feldspar occurs in all rocks and constitutes 60% of the Earth’s crust.

Gabbro	It is approximate intrusive equivalent to basalt.

Gangue	That part of an ore that is not economically desirable but cannot be avoided in mining.

Geomorphologic	Pertaining to the form of the Earth or of its surface features.

Gneiss	A rock corresponding in composition to granite and some feldspar rocks.

Grade	The relative quantity or the percentage of ore-mineral or metal content in an orebody.

Granite	Any very hard natural igneous rock formation of visible crystalline texture consisting essentially of quartz.

Greenstone	The term is used frequently when no accurate determination is possible.

Granulites	A whitish granular rock consisting of feldspar, quartz and small red garnets.

Granodiorite	A combining form meaning granite.

Gypsum	Hydrous calcium sulfate. It is used as a dressing for soil or making plaster of Paris.

Hornfels	A rock fine grained in texture which is formed by high temperatures.

Hydrothermal	Of or pertaining to hot water and the action of hot water.

Igneous	A rock formed by the action of heat within the Earth’s surface and associated with fusion.

Ilmenite	Iron black titanic iron ore.

Intrusions	A mass of igneous rock that, while molten, was forced into or between other rocks.

Landsat	Multispecral data from satellite remote sensing imagery that provides landscape patterns reflecting geological structures, types of rocks and vegetation.

Laterites	Red residual soil developed in humid, tropical, and subtropical regions of good drainage.

Leptynite	A fissile or schistose containing some quartz, feldspar and mica..

Limestone	A rock consisting chiefly of calcium carbonate, ie., organic remains such as shells.

Lode	A mineral deposit consisting of a zone of veins.

Metamorphic	An ore deposit that has been subject to great pressure, high temperatures and alteration by solutions.

Metasediment	A rock which has been subject to metamorphism.

Mica	A rock yielding touch, elastic flakes and sheets, colorless, white, yellow green or black. Basically an industrial mineral used in electrical units and in insulation.

Mineralization	A process whereby mineral are introduced in various rock often forming potential ore bodies.

Mineral Reserve
Mineral Reserves are sub-divided in order of increasing confidence into Probable Mineral Reserves and Proven Mineral Reserves.  A Probable Mineral Reserve has a lower level of confidence than a Proven Mineral Reserve.

A Mineral Reserve is the economically mineable part of a Measured or Indicated Mineral Reserve demonstrated by at least a Preliminary Feasibility Study.   This Study must include adequate information on mining, processing, metallurgical, economic and other relevant factors that demonstrate, at the time of reporting, that economic extraction can be justified.   A Mineral Reserve includes diluting materials and allowance for losses that may occur when the material is mined.

A “Probable Mineral Reserve” is the economically mineable part of an Indicated and, in some circumstances, a Measured Mineral Resource demonstrated by at least a Preliminary Feasibility Study.   This Study must include adequate information on mining, processing, metallurgical, economic and other relevant facts that demonstrate, at the time of reporting, that economic extraction is justified.

A “Proven Mineral Reserve” is the economically mineable part of a Measured Mineral Resource demonstrated by at least a Preliminary Feasibility Study.   This Study must include adequate information on mining, processing, metallurgical, economic and other relevant factors that demonstrate, at the time of reporting, that economic extraction is justified.

Monzonite	A granular plutonic rock containing equal amounts of orthoclase and plagioclase.

Nodules	A rounded mass of irregular shape; a little lump.

Ore	A rock containing commercial viable mineralization.

Paragniesses	An assemble of minerals within an ore deposit.

Pegmatite	Basically quartz and feldspar occurring in granite.

Placer	A place where gold is obtain by washing.

Pyrite	A common mineral of a pale brass-yellow color and metallic luster.

Pyrrhotite	A rock that can be a source of nickel.

Quartz	Any hard, gold or silver ore, as distinguished from gravel or earth.

Quartzite	A very hard sandstone containing chiefly quartz grains that are completely cemented.

Quaternary	It became 2 to 3 million years ago and extends to the current period.

Radioelement	A form or sample of an element containing one or more radioactive isotopes.

Rutile	A reddish-brown mineral consisting of titanium dioxide.

Schistosity	A type of cleavage.

Sedimentary	Form by or from deposits of sediment which have been water transported.

Shear
An action or stress, resulting from applied forces, which causes or tends to cause two contiguous parts of a rock body to slide relatively to each other in a direction parallel to their plane of contact.

Silica	A mineral occurring in quartz similar to an opal.

Stockwork	A mineral deposit consisting of a three-dimensional network of planar to irregular veinlets closely enough spaced that the whole mass can be mined.

Sulphides	One of the elements present in varying quantities in most coal as part of ash and is used in the steel making business.

Telluride	Ores of the precious metals (chiefly gold) containing tellurium.

Tonalite	Basically comprising feldspar and quartz.

Wollastonite	This mineral is found in contact-metamorphosed limestone and occurs in cleavable masses.

Zircon	If this rock is cut and polished it is an exceptionally brilliant gemstone.

For ease of reference, the following conversion factors are provided:

Metric Unit	U.S. Measure	U.S. Measure	Metric Unit

1 hectare	2.471 acres	1 acre	0.4047 hectares
1 metre	3.2881 feet	1 foot	0.3048 metres
1 kilometre	0.621 miles	1 mile	1.609 kilometres
1 gram	0.032 troy oz.	1 troy ounce	31.1 grams

Geological Report on the Prosperidad

Results of previous exploration on or near the Prosperidad has indicated there are some interesting areas for future exploration, hence the Company decided to acquire the mineral claim.

Disclaimer by Alfredo Jumpay, Professional Geologist

In the report prepared by Alfredo Jumpay, he stated that he visited the Prosperidad between September 28 to 30, 2010 subsequent to reviewing various geological reports both historical and current comprising geological surveys, assessment reports, maps and various other documents available.   This allowed him to assess the potential of the Prosperidad as to whether future exploration work should be undertaken.   From this information he was able to recommend a two Phase exploration program as shown above.

Description of the Prosperidad

Prosperidad comprises 1 unpatented mineral claim which is located 55 kilometers North East of the city of Butuan at UTM co-ordinates Latitude 08°34’48”N and Longitude 125°53’47”E. In order to obtain rights to the Prosperidad the Company entered into an agreement with Hernandez Ventures Inc. whereby a 100% interest in the Prosperidad was assisted to it and recorded with the Mineral Resources Department of the Ministry of Energy and Mineral Resources of the Government of the Philippines.

The Prosperidad is not situated near any parks or environmentally friendly areas hence there is no environmental concerns. The Prosperidad is not encumbered in any way.  If the Company undertakes an extensive develop program in the future the Department of Ministry of Energy and Natural Resources might require a bond in order to ensure that any needed reclamation work is carried out subsequent to the exploration and/or abandonment of the Prosperdad.

ACCESSIBILITY TO THE PROSPERIDAD, REGIONAL CLIMATE AND LANDSCAPE

Accessibility to the Prosperidad is by the Philippines only highway from Butuan and then reverting to an all weather gravel road to actually reach the Prosperidad. The country side was formed approximately 350 million years ago during a period called the Carbon period.   This period is representative of abundant vegetation which later turned into peat and hence coal and/or large shallow marches.   The area near Butuan has large coal reserves which supply of coal mining industry in existence today.

With the Philippines being situated between 5 and 22 degrees North latitude means that the country has a tropical climate with high temperatures for most of the year and also has relatively high amounts of rain mainly during the months of October to December but there is nevertheless rain every month during the year.  This results in the vegetation being lush since the annual rainfall in approximately between 1 to 1.5 meters.  With the terrain being rather steep 60% of the rainfall tends to run down hill to the sea whereas 40 % seeps through to the island’s underground water aquifier.

Being located in a mining area the city of Butuan does have experienced people to undertake exploration and development work and the city offers all the necessary services needed for an exploration and development:, including police, hospitals, groceries, fuel, helicopter services, hardware and other necessary items. There are many drilling companies and assay facilities in Butuan.

HISTORY

The Philippines is composed of limestone generally of which has been developed over the years from deposits of shell and sand.   The limestone was, over the centuries, pushed upwards, thereby making it possible to find various shells and sea fossils in the upper parts of the mountains. This occurrence is even happening today and is the cause that the Philippine Plate, on which much of the country of the Philippines is situated, is slowly diving under the Eurasian Plate of the mainland of Asia.

Philippines have mountains which are high but have little or no forest cover in many of the areas of these mountains.   The peaks can be as high as 1,000 plus meters. The Philippines is a small island being only 35 kilometres wide and approximately 300 kilometres long.   With the high mountains in parts of the country and the excessive rain at times means the rainwater washes down the slopes into the sea which cause continual erosion of the land.

The Philippines has coal reserves in the central part of the island as well as both gold and copper reserves.   Many of these reserves are being mined.

There has been limited, if any, exploration work on the Prosperidad but it is ready for Phase I of our exploration program.   Phase II will commence once Phase I has properly been evaluated by our geologist and a recommendation is made to the Board of Directors.

GEOLOGICAL SETTING

Regional Geology of the Area

The hilly terrains and the middle level plain contain crystalline hard rocks such as charnockites, granite gneiss, khondalites, leptynites, metamorphic gneisses with detached occurrences of crystalline limestone, iron ore, quartzo-feldspathic veins and basic intrusives such as dolerites and anorthosites.  Coastal zones contain sedimentary limestones, clay, laterites, heavy mineral sands and silica sands. The hill ranges are sporadically capped with laterites and bauxites of residual nature.  Gypsum and phosphatic nodules occur as sedimentary veins in rocks of the cretaceous age.  Gypsum of secondary replacement occurs in some of the areas adjoining the foot hills of the Western Ghats.  Lignite occurs as sedimentary beds of tertiary age.  The Black Granite and other hard rocks are amenable for high polish. These granites occur in most of the districts except the coastal area.

There is electrical power in the area and therefore any requirements during the exploration period will be met.   In the event that there is a power shortage the Company will be able to rent generators to meet its demand.   During Phase I and II there will be no requirements for electrical power since the exploration program will consist of surveying, mapping and sampling.

Stratigraphy

The principal bedded rocks for the area of Prosperidad (and for most of the Philippines for that matter) are Precambrian rocks which are exposed along a wide axial zone of a broad complex.

Gold, if present, which is in close proximity to the Prosperidad is generally concentrated within extrusive volcanic rocks in the walls of large volcanic caldera.

Intrusive

In general the volcanoes culminate with effluents of hydrothermal solutions that carry precious metals in the form of naked elements, oxides or sulphides.

These hydrothermal solutions intrude into the older rocks as quartz veins. These rocks may be broken due to mechanical and chemical weathering into sand size particles and carried by streams and channels. Gold occurs also in these sands as placers.

Recent exploration result for gold occurrence in Butuan, is highly encouraging. Gold belt in sheared gneissic rocks is found in three subparallel auriferous load zones where some blocks having 250 to 500 metre length and 1.5 to 2 metre width could be identified as most promising ones.

GEOLOGICAL STRUCTURE:

Veins form in high-grade, dynamothermal metamorphic environment where metasedimentary belts are invaded by igneous rocks.

ROCK TYPES ASSOCIATED WITH THE PROSPERIDAD:

Hosted by paragneisses, quartzites, clinopyroxenites, wollastonite-rich rocks, pegmatites. Other associated rocks are charnockites, granitic and intermediate intrusive rocks, quartz-mica schists, granulites, aplites, marbles, amphibolites, magnetite-graphite iron formations and anorthosites.

FOLDING AND FAULTING SETTINGS:

 Katazone (relatively deep, high-grade metamorphic environments associated with igneous activity; conditions that are common in the shield areas).

ENVIRONMENTAL DEPOSITS:

Veins form in high-grade, dynamothermal metamorphic environment where metasedimentary belts are invaded by igneous rocks.

DEPOSIT TYPES

Deposits are from a few millimeters to over a metre thick in places. Individual veins display a variety of forms, including saddle-, pod- or lens-shaped, tabular or irregular bodies; frequently forming anastomosing or stockwork patterns

Mineralization is located within a large fractured block created where prominent northwest-striking shears intersect the norths triking caldera fault zone. The major lodes cover an area of 2 km and are mostly within 400m of the surface. Lodes occur in three main structural settings:

 (i)           steeply dipping northweststriking shears;

(ii)           flatdipping (1040) fractures (flatmakes); and

(iii)           shatter blocks between shears.

Most of the gold occurs in tellurides and there are also significant quantities of gold in pyrite.

MINERALIZATION

No mineralization has been reported for the area of the Prosperidad but structures and shear zones affiliated with mineralization on adjacent properties pass through it.

EXPLORATION

Previous exploration work has not to Mr. Jumpay knowledge included any attempt to drill the structure on Prosperidad. Records indicate that no detailed exploration has been completed on the property.

PROPERTY GEOLOGY

To the east of the property is intrusives consisting of rocks such as tonalite, monzonite, and gabbro while the property itself is underlain by sediments and volcanics. The intrusives also consist of a large mass of granodiorite towards the western most point of the property.

The area consists of interlayered chert, argillite and massive andesitic to basaltic volcanics. The volcanics are hornfelsed, commonly contain minor pyrite, pyrrhotite.

DRILLING SUMMARY

No drilling is reported on the Prosperidad.

There are no reserves on the Prosperidad and our Phases I and II are ones of exploration.

We required an exploration license to undertake Phase I of our exploration program.   The license was obtained by our geologist who did the work and the fee was $560 which was included in the total amount for Phase I.   When, and if, a drilling program is recommended we will have to obtain a drilling license but at this time we cannot determine the amount required since it will depend in part as to the number of feet we will be drilling.   This will only occur if our geologist recommends we continue to explore the Prosperidad and determine if there is a reserve thereon.

SAMPLING METHOD; SAMPLE PREPARATION; DATA VERIFICATION

All the exploration conducted will be in according to generally accepted exploration procedures that are consistent with generally accepted exploration practices. No opinion as to the number of soil and other samples we will take during our initial exploration program.   This will be left to the discretion of our geologist.

No other procedures of quality control were employed and no opinion on their lack is expressed.

INTERPRETATIONS AND CONCLUSIONS

The locale of the Prosperidad is underlain by the units of the Precambrian rocks  that are found at those mineral occurrence sites.

These rocks consisting of cherts and argillites (sediments) and andesitic to basaltic volcanic have been intruded by granodiorite. Structures and mineralization probably related to this intrusion are found throughout the region and occur on the claim. They are associated with all the major mineral occurrences and deposits in the area.

Mineralization found on the claim is consistent with that found associated with zones of extensive mineralization. Past work however has been limited and sporadic and has not tested the potential of the Prosperidad.

Potential for significant amounts of mineralization to be found exists on the Prosperidad and it merits intensive exploration.

RECOMMENDATIONS

Alfred Jumpay has recommended a two-stage exploration program as indicated below.

The program would consist of air photo interpretation of the structures, geological mapping, both regionally and detailed on the area of the main showings, geophysical survey using both magnetic and electromagnetic instrumentation in detail over the area of the showings and in a regional reconnaissance survey and geochemical soil sample surveying regionally to identify other areas on the Prosperidad that are mineralized. The effort of this exploration work is to define and enable interpretation of a follow-up diamond drill program, so that the known mineralization and the whole property can be thoroughly evaluated with the most up to date exploration techniques.

Budget

The proposed budget for the recommended work is US$44,575 (Php 1,916,000) is as follows:

Phase I

Program (Paid)	U.S. Dollars	Philippine Pesos

Geological mapping	$ 8,139	350,000
Geological surveying	6,741	290,000

Total of Phase I	14,880	640,000

Phase II

Geochemical surveying and surface sampling (including sample collection and assaying)	29,695	1,276,000

Total of Phases I and II	$ 44,575	1,916,000

For a review of exploration work undertaken on Phase I refer to pages 28 to 38 inclusive wherein Ricardo Ramos describes the work performed.

Phase II will follow up on a number of significant geological discrepancies that were shown during the geological mapping and surveying done under Phase I.  Mr. Ramos states that these discrepancies justify field follow-up.   In these areas of discrepancies additional soil and rock samples will be taken for assaying in order to determine the mineralization.

With Phase I completed it is estimated that Phase II will take approximately three to four weeks to complete with a minimum of two workers performing the exploration procedures.   We will commence  Phase II in the fall of 2012 since management has reviewed the results of Phase I with Mr. Ramos and will follow up on the discrepancies shown during the mapping and surveying done under Phase I.

The above conversion rate has been done at PHP 43.2 to US $1.00.

Exploration Program under Phase I

The Company engaged the services of Ricardo Ramos, Professional Geologist, of Quezon City, Philippines who undertook Phase I of the Company’s exploration program.  Our previous geologist, Alfred Jumpay was not available at the time. Mr. Romas has worked as a geologist for the past 18 years and is a member of trhe Geological Society of the Philippines.   He visited the Prosperidad property from October 29th to 31, 2011.   He issued his report entitled “Report on Geological Mapping of the Prosperidad Gold Claim” on December 15, 2011.    The following has been taken from his report.

Introduction

Locally, rocks on and near the property is rich in mineral resources. The high elevation forest of the district have concentrations of heavy minerals like Ilmenite, Rutile, and Zircon which offer scope of exploitation for industrial purpose. These rocks have been tilted to near vertical during widespread normal faulting and basin development related to extensional regional detachment faulting.  A series of trenches and adits in the central property area provide good exposure to the veins.

An integrated geological mapping approach, in which existing geological map data are re-compiled on the basis of the interpretation of aerial photographs, satellite imagery and airborne geophysical data before and during progressing fieldwork provides solutions that meet this requirement, since it facilitates the time-efficient production of consistent up-to-date digital geological map databases covering large regions that can be easily upgraded in future mapping campaigns.

Working Methodology

A seamless coverage of 1:250 000 scale provisional geological maps was prepared during the preliminary phase of the regional geological mapping of the LOT 2 and LOT 3 areas and their extensions in Prosperidad with the objective to produce the most up-to-date geological map coverage over the project areas before fieldwork commenced. The preparatory compilation work comprised the recovery of old airborne geophysical surveys, digitizing of previously published maps, geometric co-registration of the spatial data layers, various image processing and enhancement techniques and knowledge-driven geological image interpretation. In addition to describing the methodology, we present examples of image processing and interpretation results to illustrate how significant geological information was extracted from the multi-source image data sets. The data processing and interpretation tasks were conducted in phase with fieldwork progress

Property Description and Location

Prosperidad Gold Claim has no known environmental concerns or parks designated for any area contained within the claims. The property is surrounded by trees and mostly covered by thin  tropical forest. The geologist identified three quartz filled fractures systems within the sedimentary rocks transecting the central area of property (referred to as the north, central and south veins). The veins are generally one metre in width, parallel to the local schistosity, and can be traced for up to 200 meters on surface.  In some areas, the veins have an estimated width of up to 3 meters. A series of trenches and adits in the  central property area provide good exposure to the veins. The main zone consists of an epithermal quartz filled fault zone found within the local limestone and conglomerate country rocks.  Hematite and carbonate alteration, and chrysocolla mineralization were commonly noted at each sample location within the quartz gangue and the immediate wall rocks. Frequently, quartz veins had a vesicular texture.  The south zone is located approximately 340 meters south of the main zone. This zone has similar mineralogy and orientation to the main zone. The approximate width of the south zone varied from 0.5 to 2 meters (1.5 to 6.5 feet).   The north zone is located 175 meters north of the main zone. Only one vein exposure was identified here. The mineralogy of the north zone and orientation is similar to that of the main and south zones.

Geometric Transformation

All LANDSAT ETM scenes provided to the project were geo referenced on UTM projection, zone.  The required datum transformations became available through a technical report on the adjustment of the old geodetic network of Agusan Del sur, conducted for an urban-environmental management project. Thirty-five LANDSAT ETM scenes covering the LOT 2 and LOT 3 areas and their extensions were re-sampled to fit the MOZNET datum using bicubic re-sampling. The re-registration of the LANDSAT scenes to the MOZNET datum facilitated the registration of GPS stations collected during fieldwork without having to apply datum transformations to the GPS measurements afterwards. The ASTER 1A and 1B scenes are by standard registered on UTM projection with WGS84 datum (equivalent to the MOZNET datum) to a nominal accuracy of 100 meters. They were interactively registered to 1 to 2 pixel accuracy by shifting the scenes until they fitted the GPS track logs within a tolerance of one to two pixels (15–30 meters).

170070
169070
168070
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170071
169071
168071
167071
166071
165071
164071
168072
167072
166072
165072
164072
LOT2
LOT2/3 extension
168073
167073
166073
168074
167074
169075
168075
167075
166075
169076
168076
167076
166076
LOT3
168077
167077
166077
168078
167078
167079
0
100
200
400
km

Several enhanced products were derived from the LANDSAT 7 ETM scenes to support geological image interpretation. The enhancement methods that were employed included: linear and interactive contrast stretching of single bands and color composite images and principal component analysis. In generating color composite images from the twenty possible combinations of the six 30-metre bands, the discrimination of rocks (or related soil cover) was considered an important factor in selecting an optimal triplet for discrimination of litho logical units. Another less important factor for consideration was the possibility to detect litho logical variations indirectly expressed as broad-scale geobotanic relationships in natural and semi-natural vegetation communities. The band combinations RGB (red, green, blue) 731 and RGB 732 provided attractive color composites, particularly for LANDSAT scenes acquired over relatively dry areas or during dry periods. Both band triplets exploit the strong and broad absorption features of carbonate and hydroxyl-bearing minerals between about 2.2–2.4 microns, a range overlapping with the wavelength position of ETM band 7. The 731 and 732 band combinations also provide information on the spectral slope between 0.4 and

0.7 microns (the visible range comprising band 1, band 2 and band 3), which is diagnostic for the presence of iron-oxide minerals. Good exposures of carbonate and mica rich rocks typically appear in shades of blue on such cooler composites, whereas rocks with red alteration, due to high contents of iron-oxides, appear in yellow to reddish tones. The use of these diagnostic spectral properties of rocks and derived soil material is obviously hampered in areas with moderate to dense vegetation cover. In these areas, however, subtle geobotanic relationships between natural vegetation communities and their substrate may be exploited by using band combinations that include the prominent and steep slope between the visible red and near infra-red range of the green vegetation spectrum. Hence, RGB 473 was used as an additional combination to maximize spectral discrimination of litho logical units in areas with higher green biomass densities. Principal component analysis was used to exploit the sun illumination of the LANDSAT scenes. PCA generates a new orthogonal set of bands along the lines of maximum variance among the original bands. This effectively minimizes redundant information, particularly because the original bands tend to be highly correlated. The new bands, called principal components, are ordered according to the percentage of variance they explain. The first principal component contains the information that is common among the multispectral bands, which is usually strongly related to the scene illumination. As a result, PC1 provides optimal enhancement of relief features, which may be exploited for outlining litho logical units on their variable geomorphologic expression. PC1 images, for example, appeared to enhance the differences between granites and intrusive rocks of mafic composition and the differences among different felsic suites themselves, as well as the more subtle small-scale linear patterns reflecting differences in the degree of penetrative foliation bedding fabric in various plutonic, metamorphic and sedimentary rock units.

Topography

The gamma-ray spectrometry channels were enhanced and displayed as ternary radioelement maps in RGB color space using linear contrast enhancement with cut-off percentages of 2%. In areas with a very high or low gamma-ray response, stretching intervals were interactively adjusted. The total field and first vertical magnetic derivative grids were enhanced in color-shaded relief images, using an illumination inclination angle and azimuth of respectively 25 and 300 degrees for the relief shading and a rainbow hue spectrum. Diagram below presents color enhancements of the total magnetic intensity and ternary radioelement grids from the merged geophysical surveys. During the course of the compilation phase of the LOT 3 project, digital elevation data with a spatial resolution of 90 meters.   The data were relief-shaded from three different directions using an inclination angle of 30 degrees above the horizon and three declination angles of 270, 315 and 360 degrees. The individual shaded-relief enhancements were combined in a color composite image, such that topographic features were rendered in different colors. Diagram B presents a sub scene of the color shaded relief image that was enhanced interactively during image interpretation through linear contrast stretching to adapt the enhancement to the local prevailing topographic relief characteristics. The resultant relief-shaded color composite image appeared to be particularly useful in tracing the boundaries between Quaternary units. Twenty-eight LANDSAT TM scenes were combined in four image map mosaics that cover the LOT 2 and LOT 3 project areas. The band combination 7-3-1 in RGB was selected, as this provides optimal spectral information for geological interpretation. The mosaic was compiled in several steps, from small to large areas, to keep the color balance in hand and to avoid boundary effects. Histogram matching and/or feathering in the overlap was sometimes needed.

Field Work Planning

Areas of high outcrop density and secondary roads were interpreted from the 15-metre TM band 8 and color composite images of bands 7, 3 and 1 for the entire project area. Most areas of good bedrock exposure can be recognized as positive features in the topographic relief with a rough and 'dotty' image texture. It was difficult to identify the primary and secondary roads, such that only segments of many could be identified. Some roads or paths do not appear to be connected to the paved road network and instead appear to originate from minor settlements in remote areas. Additional roads were identified from color composites of geometrically corrected ASTER scenes, now available. A digital interpretation guide map was prepared to document areas considered of specific interest for follow-up work before the start of the first field season. The interpretation guide shows areas of specific interest as numbered polygons on the interpretation. The polygons are linked to an attribute table with a memo field for details on the reasoning followed during the interpretation, including preliminary geological ideas and hypothesis to be verified during fieldwork. The targets overlap with areas defined in the fieldwork activity plan, previously submitted. The interpretation guide also contains a number of traverse suggestions with concise description of follow-up targets along the traverse Lot 2 and Lot 3.

Rock Sampling

Due to magnetic susceptibility contrasts between the met basalt and met sedimentary units within them. The airborne radioelement concentrations of the Archaean units are generally low with the exception of some granitoid units. The greenstone belts generally display dark green hues and smooth image texture on the LANDSAT ETM color composite images and form linear positive features that outline foliation form lines within the greenstone belts. Met basalts have the darkest tone while schist and psammite are slightly lighter in tone (B,D). On a LANDSAT ETM731 color composite image, the granitoids and gneisses exhibit light pink, white-yellow tones and display moderate to coarse image textures. Isolated Achaean granite-gneiss domes forming circular basement inliers have been outlined on the magnetic data (A) and LANDSAT ETM color composite images (C). Their interpretation is supported by their inferred lower structural position and the similar hue and texture of the units on the LANDSAT color composite images when compared with granitoid and gneiss units on 1:250 000 scale geological maps of the Prosperidad area towards the west.

Sampling preparation, Analysis and Security

Rock and Soil samples were collected under the direct supervision geologist using plastic bags and sealed in the field by the supervisor with security tape.
Samples were transported under supervision of the geologist to the airport at the City of Butuan where they were dispatched by airfreight to the laboratory
Sample Preparation and laboratory in Manila states that the samples showed no signs of any tampering whatsoever.

The following sample preparation procedures were followed by the laboratory:

•  The entire sample was oven dried, sample size was approx  20-25 kg.
•  The sample was passed through a jaw crusher if necessary.
•  The entire sample was pulverized in LM3 ring mills to a specification of at least 85% passing 753.
•  The entire sample was mixed and homogenized prior to sampling for  assay.
•  Assays for gold were carried out on all samples with gold determined by fire assay on 30g sample with AAS finish.
•  Cu, Pb, Zn, Ag - by AAS following conc. HCl and HCl/HNO3/HClO4 leach in latter stages on 1g sample.
•  1 in 34 samples were subjected to repeat assay.

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500.0
375.0
250.0
125.0
0.0
-125.0
-250.0
Soil Sample Location
N
1km
PROSPERIDAD GOLD CLAIM
Prosperidad, Philippines

Analytical Results

SAMPLE NO	Cu,ppm	Pb, ppm	Zn ,ppm	Au,ppm	Ag,ppm

170070	70	15	50.40		0.5
169070	71	<5	92.03		<0.5
168070	56	5	71.01		<0.5
167070	35	<5	22.02		<0.5

170071	115	5	99.02		<0.5
169071	102	<5	72	<.01	<0.5
168071	72	<5	65	<.01	0.5
167071	85	<5	90.01		<0.5
166071	118	5	112.02		<0.5
165071	128	<5	65.01		<0.5
164071	90	11	98.01		<0.5
168072	80	10	60.04		0.5
167072	101	5	82.02		<0.5
166072	65	<5	38.01		<0.5
165072	76	5	23.02		<0.5
164072	112	20	81.04		<0.5
168073	100	10	78.01		0.5
167073	79	5	65	<0.1	0.5
168074	85	<5	12.01		0.5
167074	115	12	104.03		<0.5
169075	140	<5	56.01		<0.5
168075	94	11	89.01		<0.5
167075	138	<5	56.01		<0.5
166075	90	11	98.01		<0.5
169076	102	10	80.04		0.5
168076	97	5	78.02		<0.5
167076	65	<5	38.01		<0.5
166076	76	5	23.02		<0.5
168077	112	30	81.04		<0.5
167077	70	40	50.04		0.5
166077	96	5	92.03		<0.5
168078	87	<5	71.01		<0.5
167078	55	<5	32.02		<0.5
167079	110	5	100.02		<0.5

Conclusion and Recommendation

The setting of the Prosperidad Gold Mine is triggered by the units of the Precambrian rocks that are found at those mineral sites. Grass-root exploration has been conducted and surveyed. Mineralization found on the claim is consistent with that found associated with zones of extensive mineralization. Structures and mineralization probably related to this intrusion are found throughout the region and occur on the claim. They are associated with all the major mineral occurrences and deposits in the area. Potential for significant amounts of mineralization to be found exists on the property and it merits intensive exploration.  We have presented the data processing and integration methodology and a summary of geological image interpretation results that supported the regional geological field mapping component of LOT 2, LOT 3 and their extensions. We have shown that the integrated enhancement and digital interpretation of airborne geophysical, optical remote sensing and SRTM data lend themselves to extract a large number of litho logical and structural patterns. These patterns appeared to be regionally consistent and supported geological map compilation in combination with insights obtained from geological field mapping. Integrated image enhancement, in which image data of higher spatial resolution  substituted the intensity of the ternary radioelement color composite, proved to be very effective for geological mapping. It was by far the most useful enhancement technique for outlining bedrock units in the Precambrian basement and helped in analyzing relationships between the Phanerozoic sedimentary cover, landscape morphology and topography. A systematic comparison of the newly published geological map coverage and the image database will highlight a number of geologically significant discrepancies that justify field follow- ups in a variety of terrains and for a variety of purposes. However, based on field observations, laboratory results, and reviews of available geological and historical data, further exploration work is warranted at the property.

Gold Mineralization on the Prosperidad

Until we complete our two Phase exploration program we will not know if there is any gold on the Prosperidad and even when we have completed these two programs we might not have any indication as to whether there is gold on our mineral claim.  If we do not find any gold on the Prosperidad then we will have to abandon the claim which might lead us to ceasing operations.

Other Mineralization on the Prosperidad

Once we complete Phase II, we will have a better understanding of the mineralization on the Prosperidad.

Effect of Existing or Probable Governmental Regulation in the Philippines

Government and environmental regulations exist in the Philippines and our exploration plans are subject to these various federal, state and local laws.  The rules are dynamic and are generally becoming more demanding as we approach the mining stage, which in our case might never happen.  Our plans aim to safeguard public and environmental health.  We are currently in compliance with all material mining, health, safety, and environmental statutes of the Republic of the Philippines.  Requirements for health, safety and environmental are not onerous on us during the exploration stage since basically we will not be disturbing any fish life in the small streams located on the Prosperidad, up-rooting trees and shrubs or causing a change in the land scrape.   There is no bonding requirement for us during the exploration stage.  Nevertheless, if we do disburse the landscape the Government will require us to put the area back into the same condition it was prior to our exploration.

If, and when, if ever, we are fortunate to consider developing a mine on the Prosperidad, the following requirement will have to be adhered to.

Mine safety and environment protection will have to comply with the requirements of safety and sanitary as set forth by the Secretary of Mines for the Philippines under Republic Act No. 7305.  No person under 16 years of age shall be employed in any phase of the mining operation and no person under 18 years of age will be allowed below ground.   If more than 50 workers are employed there has to be at least one licensed mining engineer with at least 5 years of experience in mining operations.

The regional director shall have exclusive jurisdiction over the safety inspection of all installations, surface and underground.

Every mining company will undertake an environmental protection and enhancement program covering the period of the mineral agreement or permit.  Such environmental program shall be incorporated in the work program which the mining company has submitted as accompanying documents in obtaining their mining permit.  This program shall set forth the steps for rehabilitation, regeneration, revegetation and reforestation as well as what will be done to any and all tailing ponds.   None of the above impacts our Company during its exploration periods.

The cost and effect of compliance with environmental laws at this time is undeterminable by us.

The main agency that governs the exploration of minerals in the Philippines is the Mineral Resources Department of the Ministry of Energy and Mineral Resources.  The Ministry of Energy and Mineral Resources manages the development of public conservation lands and implements policies and programs respecting their development while protecting the environment.

We will be subject to ensuring, during our exploration programs. that there are no environmental impacts which affect streams on the Prosperidad which could endanger the fish and other small wildlife.   We are able to clear away small brush but any large trees are subject to the Department of Forestry and permission to cut must be obtained.  At the present time both Phase I and II should have no environmental impact on our claim. There is no bonding requirements for us but the geologist used in our exploration program must be fully bonded and approved by the Department of Environmental and Natural Resources.

When we commenced exploration on the Prosperidad, the Department of Mines in the Philippine required us to complete and submit a Form MGB 50-1 along with a fee of $560.  This is a licensing fee and was paid in full prior to the commencement of Phase I.

A new license can take up to 30 days to process and the renewal of an existing license takes up to 14 days to process.   There are no bonding requirements for the Company but the mining company used for exploration purposes must be fully bonded and approved by the Department of Environmental and Natural Resources (DENR) and Mines and Geoscience.   The DERN also has the right to inspect the Company’s property on demand to ensure all criteria are being met.

Changes to current federal, state and local laws in the jurisdiction in which we operate may require additional costs and financing.  These changes are unpredictable and the additional requirements may render certain exploration activities uneconomical and lead to business failure.

The Company’s Main Product

At present we do not have a main product since we have not defined an ore reserve on the Prosperidad and hence are unable to sell any minerals.   We are exploring for gold which if found will be our main product.

Plant and Equipment

With the Philippines being a hub for mining activities in Asia, ultra modern equipment is used by the various mining companies.   The high safety standards enforce the level of good equipment being available with the most modern and up to date mining equipment being at our disposal.

There is no plant or equipment on the Prosperidad at the present time and it is expect that during Phase II there will be no need for either plant or equipment.

Additional Mineral Claims

Our Company has only one mineral claim, being the Prosperidad as more fully described above.   It has no intention at the present time to acquire an additional mineral claim.  The Company wishes to focus its attention on the exploration program on the Prosperidad.

Employees

As of July 31, 2012, our Company did not have any employees either part time or full time other than its directors and officers.  In exploring the Prosperidad it will use the services of qualified geologists who will only be retained during the exploration program.   Once the program is over the Company will evaluate the need to hire additional employees if it is warranted.

Our previous geologist, Alfredo Jumpay, was not engaged either full time or part time by the Company since the date of his report; being October 2010.   No agreement was made with him, either verbally or in writing, indicating he was employed with our Company.  When Phase I was undertaken, Mr. Jumpay was unable to undertake the work due to other commitments and the Company hired Ricardo Ramos to do the work under Phase I and prepare a report on his findings.   No agreement in writing was entered into with Mr. Ramos to undertake the work on Phase I.  He merely agreed to do the work and prepare the geological report on his findings.  Once his report was completed Mr. Ramos ceased his association with our Company until such time as we might required his services again.

Our executive officers do not work full time for our Company but during the present period are devoting approximately 30 hours a month for John Ngitew and 20 hours a month for Grace Parinas on the affairs of our Company.  Our President was instrumental in incorporating the Company, having a mineral property identified to our Company, seeking a geologist to visit the claim and subsequently prepare a geological report on the Prosperidad and recommend a work program in addition to identifying professional help such as an attorney, auditors and transfer agent.

We are not a party to any employment contracts or collective bargaining agreements.   The Philippines area has a relatively large pool of people experienced in exploration of mineral properties; being mainly geologist and mining consultants.  In addition, there is no lack of worker and consultants initially on a part time basis.

Risk Associated with the Prosperidad

Our Company is aware of certain risk associated with the Prosperidad as follows:

1.	We realize that any money spent on the Prosperidad might be lost money never to be recovered. Very few mineral claims that are explored ever turn into actual mines which produce saleable minerals.

2.
We realize that even though we actual discover mineralization on the Prosperidad that it might not be of the tonnage nor grade to make it profitable to mine it.   Without the tonnage or grade there is no point in our Company trying to mine and sell the mineral on the claim. Another factor which must be borne in mind is that the world price for minerals fluctuates on a daily bases and hence even if the tonnage and grades are there the price per ounce might be too low to make it worthwhile for us to extract the minerals.

3.
Because we are small and have not undertaken sufficient exploration work on the Prosperidad we might find it extremely difficult to raise money for future exploration work.  If our directors wish to continue exploring they may have to contribute the funds to the Company themselves.

4.
We have never undertaken a survey of the Prosperidad to determine the exact boundaries of our claim.   If we are fortunate enough to discover an ore body of merit we might become involved in a legal dispute with another party as to our boundaries.   This will be expensive and time consuming to our Company and presently we do not have the funds to dispute a long-term court case.

5.
Mining has many risks attached to it which we are presently not insured against and may never be.   For example, the Prosperidad might be subject to cave-ins or moving rocks which will injure our workers and which might lead to court action and government intervention.   Without insurance any funds we have on hand would have to be directed to disputing any claim made against us.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion of our financial condition and results of operations in conjunction with the financial statements and the notes thereto included elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in the sections titled “Risk Factors” and “Forward-Looking Statements.”

Our Company is classified as an exploration company and not a pre-exploration company since we have commenced exploration on the Prosperidad.  Other than undertaking Phase I of our exploration program we have no history in which an investor could evaluate us.   We have not made any revenue and the chances of making any revenues during the next several years are slight.   The Prosperidad is in the early stage of exploration and there is no assurance we will be able to find any mineralization on our claim that is worth extracting.   Unless we are able to derive some revenue from the Prosperidad we might have to abandon the claim and eventually cease to operate.

Madsen & Associates CPA’s, Inc. have stated in their audit report included in this prospectus that we might cease as a going concern.  Their wording in their report is as follows:

“The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company will need additional working capital for its planned activity, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in the notes to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty”.

Our auditors believe there is substantial doubt that our company can continue as an on-going business for the next twelve months unless there is an addition injection of capital into our company.   We are not producing any revenue from the Prosperidad and it might take years before we are able to develop the claim to a degree that it is able to produce revenue and ensure our future success.   Therefore we must seek other sources of funds other than from the Prosperdad in order for us to be a going concern. One way is to seek funds from new investors or to have our current directors and officers advance funds to us.

We have completed Phase I and based on an evaluation of our results, management has decided to undertake the recommended exploration program under Phase II  in the fall of 2012 .  Our working capital position as at May 31, 2012 was $15,647. Our funds on hand are not sufficient to undertake Phase II and therefore we will have to seek funds from our officers and directors.

Our Company has no current plans, proposals or arrangement, written or otherwise, to seek a business combination with another entity.

Liquidity and Capital Resources

Over the next twelve months our company will need the following funds to carry on its business not including the completion of Phase I which has already been paid in the amount of $14,880.

Estimated expenses	Amount	Purpose

Bookkeeping services	$ 3,640	Preparation of the accounts each quarter for submission of our Company’s independent public accountants.
Independent accountants	5,700	Examination of the year end financial statements and review of the various quarterly financial statements.
Consulting fees	5,000	Fee for preparing the Form S-1
Filing fees	650	To maintain Company in good standing in the State of Nevada
Exploration – Phase II	29,695	Phase II in the fall of 2012
Office and miscellaneous	1,000	Estimated Office supplies, etc.
Transfer agent’s fees	1,500	Issuance of share certificates and other matters.

Estimated expenses	$ 47,185

The above does take into consideration Phase II which, hopefully, will be completed in the fall of 2012.  The estimated cost of Phase II is $29,695.    The additional cash required for the next twelve months is determined as follows:

Estimated expenses for the twelve months as shown above	$ 47,185
Less cash on hand as at May 31, 2012	18,842
Additional cash required	$ 28,343

Our directors and officers have agreed to contribute funds to cover this shortage of funds in order that the Company, if required, can complete Phase II of its exploration program.  These funds will be advanced on a non-interest bearing basis but will be on a demand basis.   The funds will not be convertible into common shares of our Company either when the funds are allocated to our Company or in the future.   There will be no written agreement with our directors and officers regarding these funds.

Similar during Phase I, in Phase II, we will be using the service of a qualified geologist who will be responsible for hiring the workers he requires.  If neither Messrs. Jumpay nor Ramos is available to undertake the exploration work under Phase II then we will engage the services of another professional geologist.    This qualified geologist will be responsible for the completion of the Phase II.   Once Phase II is completed all workers, including the supervising geologist used for the exploration work during Phase II, will no longer be needed and therefore will not be retained.   We do not want to hire any employees on a full time basis since we do not have the funds available to pay them over a long period of time.

In addition we will not purchase any equipment over the next twelve months.   Rather we will rent what equipment we need from suppliers in Butuan.   This will reduce our outflow of cash over the next twelve months.

We Require Additional Capital but Have No Operating History

We will require additional capital to proceed with our exploration plans once we have completed both Phases I and II.   We have not given, at this time, any consideration as to how we will raise these funds but some of the options are as follows:

●	obtain additional advances from our two directors:

●	undertake either a private placement of our common stock or a public offering once we have been quoted on the OTCBB: or

●	interest a third party to take a percentage interest in the Prosperidad for the advancing of funds to complete future exploration work.

One of the major concerns to management is that it might take a substantial investment of capital to bring the Prosperidad into a stage of production.   During the exploration stage we might incur expenses we had not accounted for due to the following:

●	cost overruns due to increases charges for equipment and/or workers;

●	delays in starting our exploration whereby we have commitments to existing worker and the timing of using equipment;

●	adherence to governmental regulations due to a change in the Mining Act; or

●	the price on the world market for gold has decrease to a point that management has to decide to defer exploration until such a time when gold prices strengthen.

We have no operating history in which a potential investor can assess our past performance due to our Company being newly incorporated and limited exploration work has been performed on the Prosperidad.  Being relatively newly incorporated might mean that any future financing will come at a cost unacceptable to us and therefore not allow us to proceed with the future exploration and development of the Prosperidad.

If we are unable to raise funds after the completion of the next twelve months either from our directors or through the issuance of shares in a private placement or public offering we might have to consider interesting a third party to take a percentage interest in the Prospecidad.  No joint venture arrangements are being considered by our directors at this time.   This would be an avenue to consider if we found that we were unable to raise any money from the directors or issuance of shares from Treasury.  In addition, we would have to have favorable results from our exploration program or no third party would consider financing us.

Overview

Since our incorporation on September 14, 2010 we have incurred losses as at May 31, 2012 of $34,353.   We have prepared our financial statements on a going concern basis; therefore assuming we will be able to realize our assets and discharge our obligations in the normal course of business.   Our financial statements included in this prospectus have been prepared without any adjustments that would be necessary if we become unable to continue as a going concern and are therefore required to realize upon our assets and discharge our liabilities in other than the normal course of operations.   We have never earned any revenue since our inception.

We are considered to be in the exploration stage and therefore there is no assurance that a commercially viable mineral deposit, a reserve, exits on Prosperidad until we have done sufficient exploration work and a comprehensive evaluation concludes economic and legal feasibility.

Results of Operations – Period from September 14, 2010 to May 31, 2012.

From September 14, 2010 (date of our incorporation) to May 31, 2012, we have incurred a cumulative net loss of $34,353.  The following analysis set forth the various expenses we have incurred since our incorporation:

Bookkeeping services	$ 8,512	Preparation of the working papers for the financial statements for examination by the Company’s independent accountants..
Filing fees	1,189	Filing of Initial List of Officers and Directors and Business License with the State of Nevada for the two years ended November 30, 2011
Exploration	17,380	Obtaining a State of Title Certificate and paying $14,880 for exploration work under Phase I
Impairment of mineral claim acquisition	5,000	Purchase of the Prosperidad from Hernandez Ventures Inc.
Incorporation cost	489	Incorporation expense in the State of Nevada
Legal	1,500	Opinion on tradability of registered shares
Office	283	Courier charge for the current year.

Total	$ 34,353

Balance Sheet as of May 31, 2012

Our cash position as at May 31, 2012 was $18,842 compared with our cash position as at November 30, 2011 being $25,942.  The cash position as at June 30, 2012 was $12,617.

The only funds we have received since incorporation is from the sale of shares to our directors in the amount of 50,000,000 common shares at a price of $0.001 per share for a total amount of $50,000.

As at May 31, 2012 we have the following accounts payable:

Bookkeeping services (*)	$ 2,912	Preparation of the accounts for submission to our independent accountants
Office expenses	84	Photocopying and courier charges

Total accounts payable	$ 2,996

(*) The above amount was invoiced by an independent bookkeeping service for preparation of financial statements for submission to Madsen & Associates CPA’s Inc., our independent accountants. The bookkeeping service is not our Chief Executive Officer and is not affiliated with our Chief Executive Officer.

Our total stockholders’ equity as of May 31, 2012 was $15,647 and as of November 30, 2011 was $24,756.   Our issued and outstanding shares as of May 31, 2012 were 50,000,000 common shares.

Milestones We Must Achieve

The milestones we must achieve are as follows:

1.	Analysis of Phase I of our exploration program which has been completed and is in the process of being evaluated by both management and Ricardo Ramos. To date the amount paid for Phase I was $14,880.

2.	Completion of Phase II during the fall of 2012 will be at a cost of approximately $29,700.

This program should include sample assays which will assist in determining the mineralization on the Prosperidad.

3.	To complete our registration statement at an estimated cost of:

Activities to be achieved	Estimated time period	Estimated Cost

Financial statement for inclusion in the Form S-1 – non-audited financial statements	Assuming Financial statement for May and August 2012	$ 3,500

Legal counsel relating to filing of Form S-1 responses to SEC comments	Unable to predict the time period	$ 3,000

Total estimated cost		$ 6,500

4.	Financial statements for the year ended November 30, 2012 estimated to be completed by the middle of January 2013 at a cost of approximately $5,000.

5.
If the registration statement becomes effective during the next twelve months, it is the intension of management to find a market maker to file a Form 211 so that our shares can be quoted on the OTCBB.   It is our understanding there is no cost associated with this process other than minor expenses for printing and delivery of documents; such cost estimated at less than a $1,000.

Trends

Management is unaware of any trends either currently or in the past which will have an impact on our operations.   Any known risks to our shareholders are detailed starting on page 7 under “Risk Factors”.

Critical Accounting Policies and Estimates

In presenting our financial statements in conformity with U.S. generally accepting accounting principals, or GAAP, we are required to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs and expenses and related disclosures.

Some of the estimates and assumptions we are required to make relate to matters that are inherently uncertain as they pertain to future events. We base these estimates and assumptions on historical experience or on various other factors that we believe to be reasonable and appropriate under the circumstances. On an ongoing basis, we reconsider and evaluate our estimates and assumptions. Actual results may differ significantly from these estimates.

We believe that the critical accounting policies listed below involve our more significant judgments, assumptions and estimates and, therefore, could have the greatest potential impact on our financial statements. In addition, we believe that a discussion of these policies is necessary to understand and evaluate the financial statements contained in this prospectus.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with general accepted accounting principles.  Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.   Actual results could vary from the estimates that were assumed in preparing these financial statements.

Mineral claim acquisition and exploration costs

The cost of acquiring mineral properties or claims is initially capitalized and then tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. Mineral exploration costs are expensed as incurred.

Income Taxes

The Company utilizes the liability method of accounting for income taxes.  Under the liability method deferred tax assets and liabilities are determined based on differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to be reversed.   An allowance against deferred tax assets is recorded, when it is more likely than not, that such tax benefits will not be realized.

Recent Accounting Pronouncements

The Company does not expect the adoption of any recent accounting pronouncements to have a material impact on its financial statements.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in our company.  Nor was any such person connected with our Company, a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Lawler & Associates, attorney-at-law, has assisted the Company in that they have reviewed the corporate documents and given an opinion as to the tradeability of our shares being registered under this prospectus.

Madsen & Associates CPA’s, Inc. (“Madsen”), our independent registered public accountants, have audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report.  Madsen has presented its report with respect to our audited financial statements.  The report of Madsen is included in reliance upon their authority as experts in accounting and auditing.

Alfredo Jumpay, prepared our geological evaluation report entitled “Summary of Exploration on the Prosperidad Gold Claim.”

Ricardo Ramos, prepared our geological evaluation report on Phase I entitled “Report on Geological Mapping of the Prosperidad Gold Claim”.

CHANGES IN AND DISAGREEMENT WITH ACCOUNTANTS ON ACCOUNTING PROCEDURES AND FINANCIAL DISCLOSURE

Since our inception we have had no disagreements with our independent accountants, Madsen & Associates CPA’s Inc. on any accounting and financial disclosure matters.

PRINCIPAL STOCKHOLDERS, DIRECTORS AND OFFICERS

Each of our Directors serves until his successor is elected and qualified. Each of our officers is elected by the Board of Directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The Board of Directors has no nominating or compensation committees.

Our officers and directors and their respective ages and positions as of July 31, 2012 were as follows:

Name and address	Age	Position(s)

John Catagan Ngitew (1) 469 Pujols Ave., Fort Benafacio, Manila, Philippines	37	Chief Executive Officer, President and Director

Grace Evangelista Parinas (1) 380 Ayala Avenue, Makati, Philippines	37	Chief Financial Officer, Chief Accounting Officer, Secretary Treasurer and Director

(1) Member of the audit committee

John C. Ngitew was appointed to the Board of Directors on September 15, 2010 and on the same day by a Directors’ Consent Resolutions was appointed as Chief Executive Officer and President.

Grace E. Parinas was appointed to the Board of Directors on September 15, 2010 and on the same day by a Directors’ Consent Resolutions was appointed Chief Financial Officer, Chief Accounting Officer and Secretary Treasurer.

A description of the work experience of our two directors and officers is as follows.

JOHN C. NGITEW graduated with a Bachelor of Science in Accountancy of March 1996 from the Polytechnic University of the Philippines in Bataan in the Republic of the Philippines.  His first employment was with The Inter Continental Hotel in Manila where he was a supervisor of accounts reviewing corporate by organizing them and accounting for their cash positions.   He worked for this company until 2000 when he transferred to PGMC Accounting and Financial Services in Manila where he was responsible for financing strategies, preparing of financial statements, preparation of corporate tax returns and providing tax advice on investment returns.  In 2005 until the present time he has worked as senior accountant for the same firm where he became more involved with clients and their various tax issues and in the preparation of detailed corporate and personal tax returns.

With Mr. Ngitew knowledge of the Philippines, both business wise and from a taxation point of view, his appointment as a director and officer was appropriate.  He knows various aspects of running a business since he has worked for a number of years with various businesses located in the Philippines.  With our Company having its mineral property located in the Philippinnes, Mr. Ngitew’s residency is ideal to oversee, if required, the exploration process on the Prosperidad claim.

GRACE E. PARINAS graduated in 1994 from the University of The Far East in Manila, Philippines with a Diploma in Paralegal Studies and in 1996 graduated from the same University with a Diploma in Legal Studies.  Between June and October 1996, she worked for Nine Dots Management Consultancy in Manila where she was responsible for scheduling appointment, filing and telephone answering,   Between November 1996 and December 2000 she was responsible for legal record keeping, bookkeeping, invoicing of clients, preparation, filing and service of legal documents in the area of wills.  Between January 2000 to the present time, she was worked as a legal secretary responsible for preparation of legal documents relating to estate, family law matters, various types of litigation and other matters involving corporate law.

With Ms. Parinas background as a paralegal for a major law firm in Makati, Philippines has allowed her to have the knowledge of legal documents and the related business laws which in the future the Company might need to know.    Even though she is not an attorney she is able to advise the Company when it would be prudent, if ever, to engage the services of an attorney and be able to monitor the costs associated with such service.

Both of our officers and directors do not work full time for our Company but devote time to our Company as required.   John Nigitew does devote at least 30 hours each month to the affairs of the Company which is over and above his other work commitments.   Grace Parinas does devote whatever time is required of her; often in excess of 20 hours a month.   Once our Company further develops the Prosperidad they both will have to spend more time on the affairs of the Company.   In the meantime they will rely on the expertise of geologists to do the work on the Prosperidad.
None of our directors is an officer or director of a company registered under the Securities and Exchange Act of 1934.

Term of Office

Members of our Board of Directors are appointed to hold office until the next annual meeting of our stockholders or until his successor is elected and qualified, or until they resign or are removed in accordance with the provisions of the Nevada Revised Statutes.   Our officers are appointed by our Board of Directors and hold office until removed by the Board.

Involvement in Certain Legal Proceedings

To the knowledge of our Company, during the past ten years, none of our directors or executive officers:

(1)
has filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by the court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filings;

(2)	was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offences);

(3)
was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting, the following activities:

(i)
acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliate person, director or employee of any investment company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii)	engaging in any type of business practice; or

(iii)	engaging in any activities in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(4)
was the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activities;

(5)
was found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated.

(6)
was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgement in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

Board of Directors’ Audit Committee

The Charter of the Audit Committee of the Board of Directors sets forth the responsibilities of the Audit Committee. The primary function of the Audit Committee is to oversee and monitor the Company’s accounting and reporting processes and the audits of the Company’s financial statements.

Our audit committee is comprised of John Ngitew, our President and Chairman of the Audit Committee, and Grace Parinas, our Chief Financial Officer and Secretary Treasurer neither of whom are independent. Only John Ngitew can be considered an “audit committee financial expert” as defined in Item 407 of Regulation S-K since he has been employed for the past 20 years as an accountant and is now a senior accountant with the firm of PGMC Accounting and Financial Services. He has the background to review and understand financial statements and recommend changes thereto.

Apart from the Audit Committee, the Company has no other Board committees.

Since incorporation on September 14, 2010, our members of our Audit Committee have not yet held a meeting but plan to do so within the near future.

We have no other Board Committees other than the Audit Committee.

Significant Employees

At the present time we have no paid employees and will not have until such time as the Board of Directors deem it practical.   Presently our Officers and Directors fulfil many functions that would otherwise require our Company to hire employees or outside consultants other than the exploration of the Prosperidad.   Our management will have to rely upon the recommendation of Alfredo Jumpay regarding the results obtained during our exploration program on the Prosperidad since neither of them are geologists.   Even during our exploration of the Prosperidad we will hire workers on a part time basis ending with the completion of the program.  This will avoid us having to carry full time employees when no work is being done on the Prosperidad.

Family Relationships

 John Ngitew and Grace Parinas are not related.

EXECUTIVE COMPENSATION, SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Executive Compensation

Presently there is no formal or informal method, either written or unwritten, of granting compensation to our officers and directors.  Directors and officers are not paid for attending meetings but any out-of-pocket costs borne by them will be paid by our Company.

We have not paid any compensation to neither John Ngitew nor Grace Parinas, our two officers and directors, since the incorporation of our Company to May 31, 2012.

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of July 31, 2012 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities of our shares of common stock, (ii) our executive officers and directors, and (iii) our named executive officers as defined in Item 402(m) (2) of Regulation S-K. Unless otherwise indicated, the stockholder listed below possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Ownership	Amount and Nature of Beneficial Ownership	Percentage of Common Stock (i)

Common Stock	John Catagan Ngitew 469 Pujols Avenue, Fort Benafacio, Manila, Philippines	30,000,000 (Direct)	60.0%

Common Stock	Grace Evangelista Parinas 380 Ayala Avenue, Makati, Philippines	20,000,000 (direct)	40.0%

Common Stock	All Directors and Officers as a Group (2 people)	50,000,000	100.00%

(1)
A beneficial owners of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares.  Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on February 29, 2012.  As of May 31, 2012, there were 50,000,000 shares of our common stock issued and outstanding.

MARKET FOR COMMON EQUITY, DIVIDENDS AND RELATED STOCKHOLDER MATTERS

Holders of Common shares

Our Company has two shareholders, being our two officers and directors, who hold all the outstanding common shares of our Company; being 50,000,000 common shares.

Market Information

Our common shares are not presently traded or quoted on any public market and therefore there is no established market price for the shares. Subsequent to the Effective Dated of our registration statement under the Securities Act of 1933, it is anticipated one or more broker dealers may make a market in its securities over-the-counter, with quotations carried on the OTCBB.    At the present time, there is no established market for the shares of our Company. There is no assurance an application to the FINRA will be approved. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC; being as a minimum Forms 10-Q and 10-K.  Market makers will not be permitted to begin quotation of a security whose issuer does not meet these filing requirements. Securities already quoted on the OTCBB that become delinquent in their required filings will be moved following a 30 or 60 day grace period if they do not make their filing during that time. If our common stock is not quoted on the OTCBB, there will be no market for trading in our common stock. This would make it far more difficult for stockholders to dispose of their common stock. This could have an adverse effect on the price of the common stock.

There might be no liquidity in our common stock resulting in trading prices been volatile with wide fluctuations. .

At the date of this prospectus our Company has no proposed symbol on the OTCBB and has not identified a market maker to file an application for a quotation on its behalf.

Our common shares are not subject to outstanding options, warrants or securities convertible into common shares of our Company.  All the issued and outstanding share certificates have a legend printed on them restricting the certificates from being able to trade.  Therefore under Rule 144 no shares of our Company can be traded.

Dividend Rights

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

The holders of our common stock are entitled to receive dividends pro-rata based on the number of shares held, when and if declared by our Board of Directors, from funds legally available for that purpose.  Section 78.288 of Chapter 78 of the NRS prohibits us from declaring dividends where, after giving effect to the distribution of the dividend:

(a)	we would not be able to pay our debts as they become due in the usual course of business; or

(b)
except as may be allowed by our Articles of Incorporation, our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders who may have preferential rights and whose preferential rights are superior to those receiving the distribution.

The holders of our common stock are entitled to receive dividends as may be declared by our Board of Directors; are entitled to share ratably in all of our assets available for distribution upon winding up of the affairs our Company; and are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all Meetings of the shareholders.

The shareholders are not entitled to preference as to dividends or interest; preemptive rights to purchase in new issues of shares; preference upon liquidation; or any other special rights or preferences.

There are no restrictions on dividends under any loan or other financing arrangements.

Our Articles of Incorporation and Bylaws do not contain provisions restricting our ability to pay dividends on our common stock.

Outstanding Equity Awards

Since incorporation on September 14, 2010, our Company has not granted any stock options or equity awards to our directors and officers or any other party.

We do not have an employee benefit stock option plan nor a dividend reinvestment plan. There are no outstanding warrants or rights attached to our common shares.

Outstanding Stock Opinion, Purchase Warrants and Convertible Securities

Our Company does not have any outstanding stock options to its two directors and officers.   There are no share purchase warrants outstanding as at the date of this prospectus nor are there convertible securities.

Our authorized capital is 450,000,000 shares of common stock with a par value $0.001 per share.   There are only 50,000,000 common shares issued and outstanding as of the date of this prospectus.

Non-Cumulative Voting.

The holders of our shares of common stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of Directors, can elect all of the Directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of our Directors.

Equity Compensation Plans, Stock Options, Bonus Plans

No such plans or options exist.  None have been approved or are anticipated.  No Compensation Committee exists either.

Pension Benefits

We do not maintain any defined benefit pension plans.

Nonqualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plans.

Debt Securities and Other Securities

There are no debt securities outstanding or other securities.

Rule 144 Share Restrictions

Under Rule 144, an individual who is not an affiliate of our Company and has not been an affiliate at any time during the three months preceding a sale and has been the beneficial owner of our shares for at least six months would be entitled to sell them without restriction.   This is subject to the continued availability of current public information about us for the first year which can be eliminated after a one-year hold.

Whereas an individual who is deemed to be an affiliate and has beneficially owned shares in our Company for at least six months can sell their shares in a given three month period as follows:

1.
One percent of the number of shares of our Company's common stock then outstanding, which the case of our current directors and officers, will equal approximately 500,000 shares as of the date of this prospectus; or

2.	The average weekly trading volume of our company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Under Rule 405 of the Securities Act, a reporting or non-reporting shell company can not sell shares under Rule 144,  unless the company: (i) has ceased to be a shell company; (ii) is subject to the Exchange Act reporting obligations; (iii) has filed all required Exchange Act reports during the preceding twelve months; (iv) and at least one year has elapsed from the time the company filed with the SEC, current Form 10 type information reflecting its status as an entity that is not a shell company.

Employment Agreements

There are no employment agreements with our two directors or officers.

Penny Stock Rule

Our common shares are considered to be a “penny stock” because it meets one or more of the definitions in SEC Rule 3a51-1:

(i)	It has a price less than five dollars per share;

(ii)	It is not traded on a recognized national exchange;

(iii)	It is not quoted on a FINRA automated quotation system (NASDAQ), or even if so, has a price of less than five dollars per share; or

(iv)
It is issued by a company with net tangible assets of less than $2,000,000, if in business more than three years continuously, or $5,000,000, if the business is less than three years continuously, or with average revenues of less than $6,000,000 for the past three years.

A broker-dealer will have to undertake certain administrative functions required when dealing win a penny stock transaction.  Disclosure forms detailing the level of risk in acquiring our Company’s shares will have to be sent to an interested investor, current bid and offer quotations will have to be provided with an indication as to what compensation the broker-dealer and the salesperson will be receiving from this transaction and a monthly statement showing the closing month price of the shares being held by the investor.  In addition, the broker-dealer will have to receive from the investor a written agreement consenting to the transaction.  This additional administrative work might make the broker-dealer reluctant to participate in the purchase and sale of our Company’s shares.

From our Company’s point of view, being subject to the Penny Stock Rule could make it extremely difficult for it to attract new investors for future capital requirements since many financial institutions are restricted under their by-laws from investing in shares under a certain dollar amount. Ordinary investors might not be willing to subscribe to shares in the capital stock of our Company due to the uncertainty as to whether the share price will ever be able to be high enough that the Penny Stock Rule is no longer a concern.

In addition, the stock market in general, and the market prices for thinly traded companies in particular, have experienced extreme volatility that often has been unrelated to the operating performance of such companies. These wide fluctuations may adversely affect the trading price of our shares regardless of our future performance and that of our Company. In the past, following periods of volatility in the market price of a security, securities class action litigation has often been instituted against such company. Such litigation, if instituted, whether successful or not, could result in substantial costs and a diversion of management’s attention and resources, which would have a material adverse effect on our business, results of operations and financial conditions.

Any new investor purchasing shares under this prospectus might consider whether they will be able to sell their shares at the price of this prospectus or higher since if no broker-dealer becomes involved with our Company and our Company is unable to raise future investment capital the price per share may deteriorate to a point that an investor’s entire investment could be lost.

Change in Control of Our Company

We do not know of any arrangements which might result in a change in control.

Registered Agent

We are required by Section 78.090 of the Nevada Revised Statutes (the “NRS”) to maintain a registered agent in the State of Nevada.  Our registered agent for this purpose is American Corporate Enterprises, Inc., 123 W Nye Lane, Suite 129, Carson City, NV 89703.  All legal process and any demand or notice authorized by law to be served upon us may be served upon our registered agent in the State of Nevada in the manner provided in NRS 14.020(2).

Transfer Agent

We have engaged the service of Action Stock Transfer Corp., Suite 214 – 2469 E. Fort Union Blvd., Salt lake City, Utah, 84121, to act as transfer and registrar.

ANTI-TAKEOVER PROVISION

In accordance with the laws of the State of Nevada and the Securities Regulation Act.

The Chapter 78 of Nevada Revised Statutes contains a provision governing "acquisition of controlling interest."  This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested shareholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires "control shares" whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: 20 to 33 1/3%; 33 1/3 to 50%; or more than 50%.

A "control share acquisition" is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares.  The shareholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation.  Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act.

The control share acquisition act is applicable only to shares of "Issuing Corporations" as defined by the Nevada law.  An Issuing Corporation is a Nevada corporation, which: has 200 or more shareholders, with at least 100 of such shareholders being both shareholders of record and residents of Nevada; and does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 shareholders of record resident of Nevada.  Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met.  At such time as they may apply, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of us, regardless of whether such acquisition may be in the interest of our shareholders.

The Nevada "Combination with Interested Shareholders Statute" may also have an effect of delaying or making it more difficult to effect a change in control of us.  This statute prevents an "interested shareholder" and a resident domestic Nevada corporation from entering into a "combination," unless certain conditions are met.  The statute defines "combination" to include any merger or consolidation with an "interested shareholder," or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an "interested shareholder" having: an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or representing 10 percent or more of the earning power or net income of the corporation.

CORPORATE GOVERNANCE

Corporate governance is a term that refers broadly to the rules, processes, or laws by which businesses are operated, regulated and controlled.   The term can refer to internal factors defined by the officers, stockholders or constitution of a corporation, as well as to external forces such as consumer groups, clients and governmental regulations.  A well defined and enforced corporate governance provides a structure that, at least in theory, works for the benefit of everyone concerned by ensuring that the corporation adheres to accepted ethical standards and best practices as well as to formal laws.

Conflicts of Interest

Neither of our officers or directors are directors or officers of any other company involved in the mining industry. However there can be no assurance such involvement will not occur in the future. Such present and potential future, involvement could create a conflict of interest.

To ensure that potential conflicts of interest are avoided or declared to our Company and its shareholders and to comply with the requirements of the Sarbanes Oxley Act of 2002, the Board of Directors adopted, on September 20, 2010, a Code of Ethics.  Our Company’s Code of Ethics embodies our commitment to such ethical principles and sets forth the responsibilities of our Company and its officers and directors to its shareholders, employees, customers, lenders and other stakeholders. Our Code of Ethics addresses general business ethical principles and other relevant issues.

Director Independence

Under NASDAQ Rule 4200(a)(15), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation.  As John Ngitew and Grace Parinas, our executive officers and directors, we have determined that neither John Ngitew nor Grace Parinas are not an independent director as defined under NASDAQ Rule 4200(a)(15).

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Except as described below, none of the following parties have, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that have or will materially affect us, other than as noted in this section:

1.	Any of our directors or officers;
2.	Any person proposed as a nominee for election as a director;
3.	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
4.	Any of our promoters; and
5.	Any member of the immediate family (including spouse, parents, children, step-parents, step-children, siblings and in-laws) of any of the foregoing persons.

On September 16, 2010, we issued 50,000,000 common shares as follows:  John Ngitew - 30,000,000 common shares and Grace Parinas – 20,000,000 common shares.   Both of these individuals paid $0.001 per share.  The shares were issued pursuant to Section 4(2) of the Securities Act and are restricted shares as defined in the Securities Act.
Directors’ Independence

 Our two directors are deemed to be promoters since they directly took the initiative in founding and organizing our Company and received in consideration for their services more than 10 percent of our common shares.   They also maybe referred to as “founders” or “organizers”.
.
LEGAL MATTERS

Our Company is not a party to any pending litigation and none is contemplated or threatened. The Prosperidad is not a party to any legal action nor to the knowledge of management is any contemplated.

FINANCIAL STATEMENTS

Audited financial statements for the period from inception on September 14, 2010 to November 30, 2011, including:

Unaudited financial statements for the period from inception on September 14, 2010 to May 31, 2012, including:

MADSEN & ASSOCIATES CPA’s, INC.	684 East Vine Street, #3
Certified Public Accountants	Murray, Utah, 84107
Telephone: 801-268-2632
Fax: 801-262-3978

Report of Independent Registered Public Accounting Firm

To Board of Directors and
Stockholders of Lingas Resources, Inc.
(an Exploration Stage Company)

We have audited the accompanying balance sheets of Lingas Resources, Inc. (an Exploration Stage Company) (the Company) as of November 30, 2011 and 2010, and the related statements of operations, stockholders’ equity, and cash flows for the year ended November 30, 2011, the period September 14, 2010 (date of inception) to November 30, 2010, and the period September 14, 2010 (date of inception) to November 30, 2011. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lingas Resources, Inc. (an Exploration Stage Company) as of November 30, 2011 and 2010, and the results of its operations and its cash flows for the year ended November 30, 2011, the period September 14, 2010 (date of inception) to November 30, 2010, and the period September 14, 2010 (date of inception) to November 30, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company will need additional working capital for its planned activity, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in the notes to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Madsen & Associates CPA’s, Inc.

Murray, Utah
January 19, 2012

LINGAS RESOURCES, INC.

(Exploration Stage Company)

BALANCE SHEETS

	November 30, 2011	November 30, 2010

ASSETS

CURRENT ASSETS

Cash	$ 25,942	$ 43,986

Total Current Assets	$ 25,942	$ 43,986

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES

Accounts payable	$ 1,120	$ -
Advances from related parties	66	-

Total Current Liabilities	1,186	-

Common stock
450,000,000 shares authorized, at $0.001 par value;
50,000,000 shares issued and outstanding	50,000	50,000
Deficit accumulated during the exploration stage	(25,244)	(6,014)

Total Stockholders’ Equity	24,756	43,986

Total Liabilities and Stockholders’ Equity	$ 25,942	$ 43,986

The accompanying notes are an integral part of these financial statements.

LINGAS RESOURCES, INC.

(Exploration Stage Company)

STATEMENT OF OPERATIONS

For the year ended November 30, 2011, the period September 14, 2010 (date of inception) to November 30, 2010, and for the period September 14, 2010 (date of inception) to November 30, 2011

	Year ended November 30, 2011	From September 14, 2010 (date of inception) to November 30, 2010	From September 14, 2010 (date of inception) to November 30, 2011

REVENUES	$ -	$ -	$ -

EXPENSES

Exploration	17,380	-	17,380
Impairment loss on mineral claim	-	5,000	5,000
General and administration	1,850	1,014	2,864

NET LOSS	$ (19,230)	$ (6,014)	$ (25,244)

NET LOSS PER COMMON SHARE

Basic and diluted	$ (0.00)	$ (0.00)

WEIGHTED AVERAGE OUTSTANDING SHARES

Basic and diluted	50,000,000	48,051,948

The accompanying notes are an integral part of these financial statements.

LINGAS RESOURCES, INC.
 (Exploration Stage Company)

STATEMENT OF STOCKHOLDERS' EQUITY

Period September 14, 2010 (date of inception) to November 30, 2011

	Common Shares	Stock Amount	Accumulated Deficit	Total

Balance September 14, 2010	-	$ -	$ -	$ -

Issuance of common shares for cash – $0.001 as at September 16, 2010	50,000,000	50,000	-	50,000

Net loss for the period September 14, 2010 ( date of Inception) to November 30, 2010	-	-	(6,014)	(6,014)

Balance as at November 30, 2010	50,000,000	50,000	(6,014)	43,986

Net loss for the year ended November 30, 2011	-	-	(19,230)	(19,230)

Balance as of November 30, 2011	50,000,000	$ 50,000	$ (25,244)	$ 24,756

The accompanying notes are an integral part of these financial statements

LINGAS RESOURCES, INC.

(Exploration Stage Company)

STATEMENT OF CASH FLOWS

For the year ended November 30, 2011 and for the period from September 14, 2010 (date of inception) to November 30, 2010 and for the period from September 14, 2010 (date of inception) to November 30, 2011

	For the year ended November 30, 2011	From September 14, 2010 (date of inception) to November 30, 2010	From September 14, 2010 (date of inception) to November 30, 2011

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$ (19,230)	$ (6,014)	$ (25,244)

Adjustments to reconcile net loss to net cash (Used) in operating activities:
Impairment loss on mineral claim	-	5,000	5,000
Changes in accounts payable	1,120	-	1,120

Net Cash (Used) in Operating Activities	(18,110)	(1,014)	(19,124)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of mineral claim	-	(5,000)	(5,000)

Net Cash (Used) in Investing Activities	-	(5,000)	(5,000)

CASH FLOWS FROM FINANCING ACTIVITIES

Advances from related parties	66	-	66
Proceeds from issuance of common stock	-	50,000	50,000

Net Cash Provided by Financing Activities	66	50,000	50,066

Net (Decrease) Increase in Cash	(18,044)	43,986	25,942

Cash at Beginning of Period	43,986	-	-

CASH AT END OF PERIOD	$ 25,942	$ 43,986	$ 25,942

The accompanying notes are an integral part of these financial statements

LINGAS RESOURCES, INC.
(Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

November 30, 2011

1.           ORGANIZATION

The Company, Lingas Resources, Inc., was incorporated under the laws of the State of Nevada on September 14, 2010 with the authorized capital stock of 450,000,000 shares at $0.001 par value.

The Company was organized for the purpose of acquiring and developing mineral properties.

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Method

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy

The Company has not yet adopted a policy regarding payment of dividends.

Basic and Diluted Net Income (loss) Per Share

Basic net income (loss) per share amounts is computed based on the weighted average number of shares actually outstanding.   Diluted net income (loss) per share amounts are computed using the weighted average number of common and common equivalent shares outstanding as if shares had been issued on the exercise of the common share rights unless the exercise becomes antidulutive and then the basic and diluted per share amounts are the same.

Evaluation of Long-Lived Assets

The Company periodically reviews its long term assets and makes adjustments, if the carrying value exceeds fair value.

Income Taxes

The Company utilizes the liability method of accounting for income taxes.  Under the liability method deferred tax assets and liabilities are determined based on differences between financial reporting and the tax bases of the assets and

LINGAS RESOURCES, INC.

 (Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

November 30, 2011

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Income Taxes – Continued

liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to be reversed.   A valuation allowance against deferred tax assets is recorded, when it is more likely than not, that such tax benefits will not be realized.

Period Ended November 30,	Estimated NOL Carry-Forward	NOL Expires	Estimated Tax Benefit from NOL	Valuation Allowance

2010	$ 6,014	2030	$ 1,804	$ (1,804)

2011	19,230	2031	5,769	(5,769)

	$ 25,244		$ 7,573	$ (7,573)

On November 30, 2011 the Company had a net operating loss carry forward of $25,244 for income tax purposes.  The tax benefit of approximately $7,573 from the loss carry forward has been fully offset by a valuation allowance.

Impairment of Long-lived Assets

The Company reviews and evaluates long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable.  The assets are subject to impairment consideration under ASC 360-10-35-17 if events or circumstances indicate that their carrying amounts might not be recoverable.   When the Company determines that an impairment analysis should be done, the analysis will be performed using rules of ASC 930-360-35, Asset Impairment, and 360-10-15-3 through 15-5, Impairment or Disposal of Long-Lived Assets.

Foreign Currency

The books of the Company are maintained in United States dollars and this is the Company’s functional and reporting currency. Transactions denominated in other than the United States dollar are translated as follows with the related transaction gains and losses being recorded in the Statement of Operations:

Monetary items are recorded at the rate of exchange prevailing as at the balance sheet date;

Non-Monetary items including equity are recorded at the historical rate of exchange; and

LINGAS RESOURCES, INC.
(Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

November 30, 2011

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Foreign Currency - Continued

Revenues and expenses are recorded at the period average in which the transaction occurred.

Revenue Recognition

Revenue from the sale of minerals will be recognized when a contract is in place and minerals are delivered to the customer.

Mineral claim acquisition and exploration costs

The cost of acquiring mineral properties or claims is initially capitalized and then tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. Mineral exploration costs are expensed as incurred.

Advertising and Market Development

The company expenses advertising and market development costs as incurred.

Financial Instruments

The carrying amounts of financial instruments are considered by management to be their fair value due to their short term maturities.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with general accepted accounting principles.  Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.   Actual results could vary from the estimates that were assumed in preparing these financial statements.

Statement of Cash Flows

For the purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

Environmental Requirements

At the report date environmental requirements related to the mineral claim acquired are unknown and therefore any estimate of any future cost cannot be made.

LINGAS RESOURCES, INC.
(Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

November 30, 2011

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Recent Accounting Pronouncements

The Company does not expect that the adoption of any recent accounting pronouncements will have a material impact on its financial statements.

3.           AQUISITION OF MINERAL CLAIM

On September 20, 2010, the Company acquired the Prosperidad Gold Claim located in the Republic of Philippines from Hernandez Ventures Inc., an unrelated company, for the consideration of $5,000.  The Prosperidad Gold Claim is located 55 kilometres northeast of the city of Butuan in the Philippines.  Under Philippine’s law, the claim remains in good standing as long as the Company has an interest in it.   There are no annual maintenance fees or minimum exploration work required on the Claim.

As of November 30, 2010, the Company determined the acquisition costs for the Prosperidad Gold Claim were impaired and recorded a related impairment loss of $5,000 in its statement of operations.

4.           SIGNIFICANT TRANSACTIONS WITH RELATED PARTY

For the twelve months ended November 30, 2011, a director has made advances of $66 to the Company.

The two Officers of the Company have acquired 100% of the common stock issued.

5.           CAPITAL STOCK

On September 16, 2010, Company completed a private placement consisting of 50,000,000 common shares at $0.001 per share, sold to its two Directors, for a total consideration of $50,000.

6.	GOING CONCERN

The Company will need additional working capital to accomplish its intended purpose of exploring its mining claim, which raises substantial doubt about its ability to continue as a going concern. Management of the Company has developed a strategy, which it believes will accomplish this objective through Director’s advances, additional equity funding, and long term financing, which will enable the Company to operate for the coming year.

LINGAS RESOURCES, INC.

(Pre-exploration Stage Company)

BALANCE SHEETS

	May 31, 2012	November 30, 2011
	(Unaudited )	(Audited)
ASSETS

CURRENT ASSETS

Cash	$ 18,842	$ 25,942

Total Current Assets	$ 18,842	$ 25,942

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES

Accounts payable	$ 2,996	$ 1,120
Advances from related parties	199	66

Total Current Liabilities	3,195	1,186

Common stock
450,000,000 shares authorized, at $0.001 par value;
50,000,000 shares issued and outstanding	50,000	50,000
Deficit accumulated during the pre-exploration stage	(34,353)	(25,244)

Total Stockholders’ Equity	15,647	24,756

Total Liabilities and Stockholders’ Equity	$ 18,842	$ 25,942

The accompanying notes are an integral part of these unaudited financial statements.

LINGAS RESOURCES, INC.

(Pre-exploration Stage Company)

STATEMENT OF OPERATIONS

For the three and six months ended May 31, 2012 and May 31, 2011 and for the period from September 14, 2010 (date of inception) to May 31, 2012

(Unaudited)

	Three Months Ended May 31, 2012	Three Month Ended May 31, 2011	Six Months Ended May 31, 2012	Six Months Ended May 31, 2011	From September 14, 2010 (Date of Inception) to May 31, 2012

REVENUES	$ -	$ -	$ -	$ -	$ -

EXPENSES

Exploration	-	-	-	2,500	17,380
Impairment loss on mineral claim	-	-	-	-	5,000
General and administrative	1,696	2,500	9,109	66	11,973

NET LOSS	$ (1,696)	$ (2,500)	$ (9,109)	$ 2,566	$ (34,353)

NET LOSS PER COMMON SHARE

Basic and diluted	$ (0.00)	$ (0.00)	$ (0.00)	$ (0.00)

WEIGHTED AVERAGE OUTSTANDING SHARES

Basic and diluted	50,000,000	50,000,000	50,000,000	50,000,000

The accompanying notes are an integral part of these financial unaudited statements.

 LINGAS RESOURCES, INC.
(Pre-exploration Stage Company)
STATEMENT OF CASH FLOWS

For the six months ended May 31, 2012 and May 31, 2011 and for the period from September 14, 2010 (date of inception) to May 31, 2012

(Unaudited)
	Six months ended May 31, 2012	Six months ended May 31, 2011	From September 14, 2010 (date of inception) to May 31, 2012

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$ (9,109)	$ (2,566)	$ (34,353)

Adjustments to reconcile net loss to net cash (Used) in operating activities:
Impairment loss on mineral claim	-	-	5,000
Changes in accounts payable	1,876	-	2,996

Net Cash (Used) in Operating Activities	(7,233)	(2,566)	(26,357)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of mineral claim	-	-	(5,000)

Net Cash (Used) in Investing Activities	-	-	(5,000)

CASH FLOWS FROM FINANCING ACTIVITIES

Advances from related parties	133	66	199
Proceeds from issuance of common stock	-	-	50,000

Net Cash Provided by Financing Activities	133	66	50,199

Net (Decrease) Increase in Cash	(7,100)	(2,500)	18,842

Cash at Beginning of Period	25,942	43,986	-

CASH AT END OF PERIOD	$ 18,842	$ 41,486	$ 18,842

The accompanying notes are an integral part of these unaudited financial statements

LINGAS RESOURCES, INC.
(Pre-exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

May 31, 2012

(Unaudited)

1.           ORGANIZATION

The Company, Lingas Resources, Inc., was incorporated under the laws of the State of Nevada on September 14, 2010 with the authorized capital stock of 450,000,000 shares at $0.001 par value.

The Company was organized for the purpose of acquiring and developing mineral properties.

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Method

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy

The Company has not yet adopted a policy regarding payment of dividends.

Basic and Diluted Net Income (loss) Per Share

Basic net income (loss) per share amounts is computed based on the weighted average number of shares actually outstanding.   Diluted net income (loss) per share amounts are computed using the weighted average number of common and common equivalent shares outstanding as if shares had been issued on the exercise of the common share rights unless the exercise becomes antidulutive and then the basic and diluted per share amounts are the same.

Evaluation of Long-Lived Assets

The Company periodically reviews its long term assets and makes adjustments, if the carrying value exceeds fair value.

Income Taxes

The Company utilizes the liability method of accounting for income taxes.  Under the liability method deferred tax assets and liabilities are determined based on differences between financial reporting and the tax bases of the assets and

LINGAS RESOURCES, INC.
 (Pre-exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
May 31, 2012
(Unaudited)

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Income Taxes – Continued

liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to be reversed.   A valuation allowance against deferred tax assets is recorded, when it is more likely than not, that such tax benefits will not be realized.

Period Ended	Estimated NOL Carry-Forward	NOL Expires	Estimated Tax Benefit from NOL	Valuation Allowance	Net Tax Benefit

Nov. 30, 2010	$ 6,014	2030	$ 1,804	$ (1,804)	$ -

Nov. 30, 2011	19,230	2031	5,769	(5,769)	-
May 31, 2012	9,109	2032	2,733	(2,733)	-

	$ 34,353		$ 10,306	$ (10,306)	$ -

On May 31, 2012 the Company had a net loss carry forward of $34,353 for income tax purposes.  The tax benefit of approximately $10,306 from the loss carry forward has been fully offset by a valuation allowance.

Impairment of Long-lived Assets

The Company reviews and evaluates long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable.  The assets are subject to impairment consideration under ASC 360-10-35-17 if events or circumstances indicate that their carrying amounts might not be recoverable.   When the Company determines that an impairment analysis should be done, the analysis will be performed using rules of ASC 930-360-35, Asset Impairment, and 360-10-15-3 through 15-5, Impairment or Disposal of Long-Lived Assets.

Foreign Currency

The books of the Company are maintained in United States dollars and this is the Company’s functional and reporting currency. Transactions denominated in other than the United States dollar are translated as follows with the related transaction gains and losses being recorded in the Statement of Operations:

Monetary items are recorded at the rate of exchange prevailing as at the balance sheet date;

Non-Monetary items including equity are recorded at the historical rate of exchange; and

LINGAS RESOURCES, INC.
(Pre-exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
May 31, 2012
(Unaudited)

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Foreign Currency - Continued

Revenues and expenses are recorded at the period average in which the transaction occurred.

Revenue Recognition

Revenue from the sale of minerals will be recognized when a contract is in place and minerals are delivered to the customer.

Mineral claim acquisition and exploration costs

The cost of acquiring mineral properties or claims is initially capitalized and then tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. Mineral exploration costs are expensed as incurred.

Advertising and Market Development

The company expenses advertising and market development costs as incurred.

Financial Instruments

The carrying amounts of financial instruments are considered by management to be their fair value due to their short term maturities.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with general accepted accounting principles.  Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.   Actual results could vary from the estimates that were assumed in preparing these financial statements.

Statement of Cash Flows

For the purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

Environmental Requirements

At the report date environmental requirements related to the mineral claim acquired are unknown and therefore any estimate of any future cost cannot be made.

LINGAS RESOURCES, INC.
(Pre-exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
May 31, 2012
(Unaudited)

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Recent Accounting Pronouncements

The Company does not expect that the adoption of any recent accounting pronouncements will have a material impact on its financial statements.

3.           AQUISITION OF MINERAL CLAIM

On September 20, 2010, the Company acquired the Prosperidad Gold Claim located in the Republic of Philippines from Hernandez Ventures Inc., an unrelated company, for the consideration of $5,000.  The Prosperidad Gold Claim is located 55 kilometres northeast of the city of Butuan in the Philippines.  Under Philippine’s law, the claim remains in good standing as long as the Company has an interest in it.   There are no annual maintenance fees or minimum exploration work required on the Claim.

The acquisition costs have been impaired and expensed because there has been no exploration activity nor has there been any reserve established and we cannot currently project any future cash flows or salvage value.

4.           SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

For the six months ended May 31, 2012, a director has made advances of $133 to the Company ($199 since inception). These advances are non-interest bearing and payable on demand.

The two Officers of the Company have acquired 100% of the common stock issued.

5.           CAPITAL STOCK

On September 16, 2010, Company completed a private placement consisting of 50,000,000 common shares at $0.001 per share, sold to its two Directors, for a total consideration of $50,000.

7.	GOING CONCERN

The Company will need additional working capital to accomplish its intended purpose of exploring its mining claim, and without having profitable operations, there is substantial doubt about its ability to continue as a going concern. Management of the Company has developed a strategy, which it believes will accomplish this objective through Director’s advances, additional equity funding, and long term financing, which will enable the Company to operate for the coming year.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933, as amended, with respect to this offering of our common stock. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some items of which are contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our common stock offered by this prospectus, we refer you to the registration statement, including the exhibits and the financial statements and notes filed as a part of the registration statement. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

The exhibits to the registration statement should be referenced for the complete contents of these contracts and documents. You may obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

Upon the closing of this offering, we will be subject to the information reporting requirements of the Securities Act and we will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for inspection and copying at the public reference room and website of the SEC referred to above. We do not at this time have our own website.

DISCLOSURE TO COMMISSIONS POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABLILTIES

Nevada Revised Statutes 78.037 provides that Articles of Incorporation can contain provisions which eliminate or limit the personal liability of our officers and directors and even stockholders for damages for breach of fiduciary duty, but a corporation cannot eliminate or limit a director's or officer's liability for acts or failure to act which are based on intentional misconduct, fraud, or a willful violation of law. Our Articles of Incorporation provides that a director or officer is not personally liable to us or our shareholders for damages for any breach of fiduciary duty as a director or officer, except for liability for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of distribution in violation of Nevada Revised Statures, 78.300.

Additionally, our By-laws provide that we will indemnify our officers and directors to the fullest extent permitted by the Nevada Revised Statutes, provided the officer or director acts in good faith and in a manner which he or she reasonably believes to be in or not opposed to Plata's best interest, and with respect to any criminal matter, had no reasonable cause to believe that his or her conduct was unlawful. Our By-laws also provide that, to the fullest extent permitted by Section 78.751 of the Nevada Revised Statutes, we will pay the expenses of our officers and directors incurred in defending a civil or criminal action, suit or proceeding, as they are incurred and in advance of the final disposition of the matter, upon receipt of an undertaking acceptable to the Board of Directors for the repayment of such advances if it is ultimately determined by a court of competent jurisdiction that the officer or director is not entitled to be indemnified.

Subsection (1) of Section 78.7502 of the Nevada Revised Statutes empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney's fees), judgment, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to be the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Subsection (2) of Section 78.7502 of the Nevada Revised Statutes empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in favor by reason of the fact that such person acted in any of the capacities set forth in subsection (1) enumerated above, against expenses (including amounts paid in settlement and attorney's fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation except that no indemnification may be made in respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought determines that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the court shall deem proper.

Subsection (3) of Section 78.7502 of the Nevada Revised Statutes provides that to the extent a director, officer, employee, or agent of a corporation has been successful in the defense of any action, suit, or proceeding referred to in subsection (1) and (2) or in the defense of any claim, issue, or matter therein, that person shall be indemnified against expenses (including attorney's fees) actually and reasonable incurred by him or her in connection therein.

Our Bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defence of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Dealer Prospectus Delivery Obligation

Until              (90th day after the later of (1) the effective date of the registration statement or (2) the first date on which the securities are offered publicly), all dealers that effect in transactions in these securities, whether or no participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The date of this Prospectus is August, 2012.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Other Expenses of Issuance and Distribution

We have estimated our Offering costs are as follows:

	Estimated expenses (i)	Amount

●	Accounting and audit – to May 31, 2012	$ 7,812
●	Consulting fees – preparation of registration statement	5,000
●	Filing fees with the SEC	6
●	Legal	2,500
●	Miscellaneous – printing and courier	400
●	Transfer agent’s fees	2,000
●
●	Estimated total	$ 17,718

(i)  All amounts are estimates other than the fees to the SEC.

Our Company is assuming all the above noted estimated expenses and will pay them in due course.  Neither of our two officers and directors will pay any part of these expenses.   They will be personally responsible for any selling expenses incurred in actually selling their shares which would include brokerage commissions and the cost of sale.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our two officers and directors are indemnified as provided by the Nevada Revised Statutes (the “NRS”), our Articles of Incorporation and our Bylaws.

Indemnification

Chapter 78 of the NRS, pertaining to private corporations, provides that we are required to indemnify our officers and directors to the extent that they are successful in defending any actions or claims brought against them as a result of serving in that position, including criminal, civil, administrative or investigative actions and actions brought by or on behalf of Lingas.

Chapter 78 of the NRS further provides that we are permitted to indemnify our officers and directors for criminal, civil, administrative or investigative actions brought against them by third parties and for actions brought by or on behalf of Lingas even if they are unsuccessful in defending that action, if the officer or director:

(a)	is not found liable for a breach of his or her fiduciary duties as an officer or director or to have engaged in intentional misconduct, fraud or a knowing violation of the law; or

(b)
acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of Lingas and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

However, with respect to actions brought by or on behalf of Lingas against our officers or directors, we are not permitted to indemnify our officers or directors where they are adjudged by a court, after the exhaustion of all appeals, to be liable to us or for amounts paid in settlement to Lingas, unless, and only to the extent that, a court determines that the officers or directors are entitled to be indemnified.

Our Bylaws provide that we will indemnify our officers and directors to the full extent permitted by law for any threatened, pending or completed actions or proceedings, whether they be civil, criminal, administrative or investigative, including actions or proceedings brought by or in the right of our company.

Advance of Expenses

As permitted by Chapter 78 of the NRS, we are to advance funds to our officers or directors for the payment of expenses incurred in connection with defending a proceeding brought against them in advance of a final disposition of the action, suit or proceeding. However, as a condition of our doing so, the officers or directors to which funds are to be advanced must provide us with undertakings to repay any advanced amounts if it is ultimately determined that they are not entitled to be indemnified for those expenses.

Insurance

Chapter 78 of the NRS and our Bylaws also allow us to purchase and maintain insurance on behalf of our officers or directors, regardless of whether we have the authority to indemnify them against such liabilities or expenses.

RECENT SALES OF UNREGISTERED SECURITIES

We issued 30,000,000 shares of our common stock on September 16, 2010 to John Ngitew and 20,000,000 share of our common stock to Grace Parinas for a total number of shares of 50,000,000; both are executive officers and directors.  These shares were issued pursuant to Section 4(2) of the Securities Act at a price of $0.001 for total proceeds of $50,000.

Under Section 4(2) of the Securities Act exemption from registration relates to a transaction by an issuer not involved in a public offering.   To qualify for this exemption, the purchasers of the securities must:

a.	have enough knowledge and experience in finance and business matters to evaluate the risk and merits of the investment; a “sophisticated investor” or be able to bear the investment’s economic risk;

b.	have access to the type of information normally provided in a prospectus; and

c.	agree not to resell or distribute the securities to the public.

In addition, the issuer may not use any form of public solicitation or general advertising in connection with the offering.

These shares are restricted shares as defined in the Securities Act.

EXHIBITS

Index of Exhibits

Exhibit Number	Description of Exhibits

3	Corporate Charter (*)
3 (i)	Articles of Incorporation. (*)
3 (ii)	Bylaws. (*)
5	Opinion of Lawler & Associates, Attorney-at-law with consent to use. (***)

10.1	Assignment Agreement dated September 20, 2010 between Hernandez Ventures Inc. and Lingas Resources, Inc. (**)
10.2	Agreement between Action Stock Transfer Corporation and Lingas Resources, Inc. dated September 15, 2010 (*)
11	Statement re: Computation of Per Share Earnings (***)
14	Code of Business Ethics (*)
23.1	Consent of Madsen & Associates CPA’s, Inc., Certified Public Accountants (****).
23.2	Consent of Alfredo Jumpay, Professional Engineer. (*)
99.1	State of Title Certificate prepared by Department of Environment and Natural Resources (DENR) Mines and Geosciences (**)
99.1	Oral agreement between the Company and Ricardo Ramos (****)

(*)      Included herein by reference to the Company’s registration statement on Form S-1 filed with the United States Securities and Exchange Commission on February 6, 2012.
(**) Included herein by reference to the Company’s registration statement on Form S-1A filed with the United States Securities and Exchange Commission on May 22, 2012.
(***) Included herein by reference to Company’s registration statement on Form S-1A filed   with the United States Securities and Exchange Commission on July 9, 2012.
(****) Filed herein

 Undertakings

The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Manila, Republic of the Philippines, on July 27, 2012.

LINGAS RESOURCES, INC.

By:	/s/ John Catagan Ngitewo
JOHN CATAGAN NGITEW
Chief Executive Officer, President, and Director

Date:	July 27, 2012

By:	/s/ Grace Parinas
GRACE PARINAS
Chief Financial Officer, Chief Accounting Officer Secretary Treasurer and Director

Date:	July 27, 2012

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ John Catagan Ngitew
JOHN CATAGAN NGITEW
Chief Executive Officer, President, and Director

Date:	July 27, 2012

By:	/s/ Grace Parinas
GRACE PARINAS
Chief Financial Officer, Chief Accounting Officer Secretary Treasurer and Director

Date:	July 27, 2012